Exhibit 10.29

CONFIDENTIAL

COLLABORATION AGREEMENT

BY AND BETWEEN

AKEBIA THERAPEUTICS, INC.

AND

MITSUBISHI TANABE PHARMA CORPORATION

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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CONFIDENTIAL

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (this “Agreement”) is made and entered into as of December 11, 2015 (“Effective Date”) between Akebia Therapeutics, Inc., a company organized and existing under the laws of the State of Delaware, United States of America with its principal offices at 245 First Street, Suite 1100, Cambridge, MA 02142, U.S.A. (“Akebia”), and Mitsubishi Tanabe Pharma Corporation, a company organized and existing under the laws of Japan, with its principal offices at 3-2-10 Dosho-machi, Cho-ku, Osaka, Japan (“Licensee”).

Akebia and Licensee may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Akebia is the owner of, or otherwise controls, the Akebia Technology and the Licensed Compound and the Licensed Product in the Territory as defined below;

WHEREAS, Licensee has expertise in the development of biopharmaceutical products and has regulatory and commercial capabilities in the Territory, and is interested in obtaining an exclusive license to Develop and Commercialize the Licensed Compound and the Licensed Product in the Territory; and

WHEREAS, the Parties desire to [***] for the Licensed Compound and the Licensed Product and collaborate to Develop and Commercialize the Licensed Compound and the Licensed Product in the Territory, and Akebia wishes to grant Licensee an exclusive license to develop, use, sell, offer to sell and import the Licensed Compound and the Licensed Product in the Territory for this purpose.

NOW THEREFORE, the Parties agree as follows:

Article I.

DEFINITIONS

Section 1.01 “Affiliate” means, with respect to an entity, any corporation or other business entity controlled by, controlling, or under common control with such entity, with “control” meaning direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock of, or at least a fifty percent (50%) interest in the income of, the applicable entity.  Notwithstanding the foregoing, “Affiliates” shall not include, with respect to an entity, bona fide venture capital investors in such entity or bona fide institutional investors in such entity, which institutional investors routinely make venture capital investments for the potential financial return on such investments and not with any view to acquisition or for any other strategic purpose, or Affiliates of such venture capital or institutional investors.

Section 1.02 “Akebia Inventions” means all Inventions that (a) are made prior to or during the Term by one or more employees of Akebia or any Affiliate of Akebia, or persons contractually required to assign or license patent rights covering such Inventions to Akebia or any Affiliate of Akebia, and (b) are not Joint Inventions.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 1.03 “Akebia Know-How” means all Know-How that is both (a) Controlled as of the Effective Date and during the Term by Akebia or any of its Affiliates; and (b) [***]; or (ii) [***].  For the avoidance of doubt, Akebia Know-How shall include any Know-How developed during the Global Phase 3 Program.

Section 1.04 “Akebia Patents” means all Patents (including any Joint Patents) that both (a) are Controlled as of the Effective Date or during the Term by Akebia or any of its Affiliates in the Territory, and (b) cover a Licensed Compound or a Licensed Product or their respective Development, manufacture, use, design, registration, offer for sale, sale or importation.  All Akebia Patents as of the Effective Date are listed in Exhibit A.

Section 1.05 “Akebia Reserved Dispute” means any dispute with respect to the [***] including any decision that [***] including, without limitation, decisions regarding any [***] of the Licensed Compound or Licensed Product or the [***] of the Licensed Compound or Licensed Product in the Territory.  Notwithstanding the foregoing, once the Joint Steering Committee has determined to [***] any dispute relating to the [***].

Section 1.06 “Akebia Technology” means Akebia Know-How and Akebia Patents.

Section 1.07 “Akebia Trademark” means one or more trademarks selected by Akebia or its licensees under which (i) Akebia or its licensees will market any Licensed Product outside the Territory and/or (ii) Licensee will Commercialize the Licensed Product inside the Territory if the global brand name is used in accordance with Section 6.05 (Trademarks and International Nonproprietary Name) hereof, as well as the trademarks for the Akebia company name and logo, and all trademark registrations and applications therefor, and all goodwill associated therewith.

Section 1.08 “API” means active pharmaceutical ingredient, which is also commonly referred to as drug substance. For the avoidance of doubt, API shall include any prodrug form.

Section 1.09 “Business Day” means a calendar day in which the corporate headquarters of both Akebia and Licensee are open for business.

Section 1.10 “Commercialization” or “Commercialize” means, with respect to a Licensed Product or a Combination Product or Bundled Product, any and all activities directed to the marketing, promotion, distribution, offering for sale, and sale of such Licensed Product, Combination Product, or Bundled Product in the Territory, and interacting with Regulatory Authorities regarding the foregoing.

Section 1.11 “Commercialization Plan” means the annual plan for Commercialization of the Licensed Product, Combination Product and/or Bundled Product in the Territory by Licensee and the activities to be conducted by Licensee relating thereto including, without limitation, detailed plans for sales and marketing after launch.

Section 1.12 “Commercially Reasonable Efforts” means, with respect to the Development and/or Commercialization of a Licensed Compound or Licensed Product, those efforts and resources, including reasonably necessary personnel, equivalent to the efforts that a research-based biopharmaceutical company would typically devote to a product of similar market potential, profit potential and strategic value and at a comparable stage in development or

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

product life to such Licensed Product, based on conditions then prevailing and taking into account issues of safety and efficacy, product profile, difficulty in developing the Licensed Product, competitiveness of alternative Third Party products in the marketplace, the patent or other proprietary position of the Licensed Product, the regulatory structure involved and the potential profitability of the Licensed Product marketed or to be marketed.

Section 1.13 “Confidential Information” means Know-How and any technical, scientific, trade, research, manufacturing, business, financial, marketing, product, supplier, intellectual property and other information that may be disclosed by one Party to the other Party, regardless of whether such information is specifically designated as confidential and regardless of whether such information is in written, oral, electronic, or other form.

Section 1.14 “Controlled” means, with respect to a Party or its Affiliate, and any Know-How, Patent or other intellectual property right, that such Party or Affiliate, as the case may be, owns or has a license to such intellectual property right and has the ability to grant to the other Party a license or sublicense to, or a right of access with respect to, such Know-How, Patent or other intellectual property right without violating the terms of any pre-existing agreement or other pre-existing arrangements with any Third Party.

Section 1.15 “Cost of Goods Sold” or “COGS” means the fully burdened cost of all direct materials and labor and fully allocated manufacturing overhead directly attributable to the manufacture, storage, packaging, and shipping of a Licensed Product, calculated in accordance with U.S. GAAP and Akebia’s or its suppliers’, as applicable, then-prevailing standard procedure for calculating COGS as reflected in Akebia’s or its suppliers’, as applicable, audited financial statements. COGS includes, without limitation, all bulk API, work in process (where applicable) and transfer prices paid by Akebia, Licensed Product testing and yield loss costs, quality control, quality assurance, or other testing of Licensed Products, together with all reasonably allocated indirect costs and overhead applicable to manufacturing of Licensed Product, quality control or technical operations functions, less costs of goods returned in accordance with Akebia’s, or its suppliers’, return policy.

Section 1.16 “DD-CKD Indication” means the treatment of anemia in dialysis patients with chronic kidney disease.

Section 1.17 “Development” means all internal and external research, development and regulatory activities regarding a Licensed Compound and Licensed Product, as the case may be.  This includes (a) research, preclinical testing, toxicology, route of synthesis, non-clinical activities, formulation and clinical studies of Licensed Compound and Licensed Product; and (b) preparation, submission, review, and development of data or information for the purpose of submission to a governmental authority to obtain authorization to conduct clinical trials and Regulatory Approval of Licensed Product.  Development shall include development and regulatory activities for additional forms, formulations, or indications for a Licensed Product after Regulatory Approval of such Licensed Product, including clinical trials initiated following receipt of Regulatory Approval or any clinical trial to be conducted after a Regulatory Approval which was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved indication.  “Develop”, “Developing” and “Developed” shall be construed accordingly.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 1.18 “Development Plan” means the plan setting out activities to be undertaken by Licensee and Akebia, and their Affiliates, licensees and sublicensees, in Developing the Licensed Compound and Licensed Product together with timelines and, in the [***], budgets, for such activities including, without limitation, the proposed clinical trials, regulatory plans, and manufacturing plans as well as outlining the key elements involved in obtaining Regulatory Approval in the Territory.

Section 1.19 “Distributor” means any Third Party appointed by Licensee or its Affiliates to distribute, market, offer for sale and/or sell the Licensed Product  in the Territory.

Section 1.20 “Dollars” or “$” means the legal tender of the U.S.

Section 1.21 “FDA” means the U.S. Food and Drug Administration or any successor agency thereto.

Section 1.22 “FD&C Act” means the U.S. Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time.

Section 1.23 “Field” means the treatment, prevention and/or diagnosis of any diseases or conditions in humans, including, but not limited to, anemia.

Section 1.24 “First Commercial Sale” means, for each Licensed Product in the Territory, the first sale for end use or consumption to a Third Party of such Licensed Product in the Territory by Licensee, its Affiliate or its permitted sublicensee after the granting of Regulatory Approval in the Field for such Licensed Product by the relevant Regulatory Authorities.  First Commercial Sale excludes any sale or other distribution for use in a clinical trial or other Development activity, or for compassionate or named-patient use.

Section 1.25 “Global Phase 3 DD-CKD Study” means the Phase 3 global clinical studies for the DD-CKD Indication, known informally as the INNO2VATE study, consisting of a conversion study and a correction study, and known formally as the “Phase 3, Randomized, Open-Label, Active-Controlled Study Evaluating the Efficacy and Safety of Oral Vadadustat Compared to Epoetin Alfa in the Maintenance Treatment of Anemia of CKD in Subjects with Dialysis-Dependent Chronic Kidney Disease (INNO2VATE – Conversion)” and the “Phase 3, Randomized, Open-Label, Active-Controlled Study Evaluating the Efficacy and Safety of Oral Vadadustat for the Correction of Anemia in Subjects with Incident Dialysis-Dependent Chronic Kidney Disease (INNO2VATE – Correction)”.

Section 1.26 “Global Phase 3 NDD-CKD Study” means the Phase 3 global clinical studies for the NDD-CKD Indication, known informally as the PRO2TECT study, consisting of a conversion study and a correction study, and known formally as the “Phase 3, Randomized, Open-Label, Active-Controlled Study Evaluating the Efficacy and Safety of Oral Vadadustat for the Maintenance Treatment of Anemia in Subjects with Non-Dialysis Dependent Chronic Kidney Disease (PRO2TECT – Conversion)” and the “Phase 3, Randomized, Open-Label, Active-Controlled Study Evaluating the Efficacy and Safety of Oral Vadadustat for the Correction of Anemia in Subjects with Non-Dialysis-Dependent Chronic Kidney Disease (PRO2TECT – Correction)”.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 1.27 “Global Phase 3 Program” means the Global Phase 3 NDD-CKD Study and the Global Phase 3 DD-CKD Study collectively, as well as any other studies that (i) generate data required to obtain Regulatory Approval of the Licensed Product both inside and outside of the Territory and that (ii) are approved by the JSC.

Section 1.28 “Good Clinical Practices” or “GCP” means the then-current good clinical practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time to time.

Section 1.29 “Good Laboratory Practices” or “GLP” means the then-current good laboratory practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time to time.

Section 1.30 “Good Manufacturing Practices” or “GMP” means the then-current good manufacturing practices required by the applicable Regulatory Authority, including the MHLW and PMDA or, solely for Akebia’s obligations, covenants, and representations under this Agreement, by the FDA.

Section 1.31 “HIF Product” means any product or product candidate that is a hypoxia inducible factor (“HIF”) prolyl hydroxylase inhibitor for the treatment of anemia related to chronic kidney disease. For the avoidance of doubt, “HIF Product” shall include, without limitation, [***] and the Licensed Product.

Section 1.32 “Improvements” Section 1.01 means all Inventions or Know-How relating to, arising from the use of, or including the Licensed Compound or Licensed Product or their respective Development, manufacture, use, design, registration, offer for sale, sale or importation that are made during the Term solely by one or more employees of Licensee or any Affiliate of Licensee, or persons contractually required to assign or license patent rights covering such Inventions to Licensee or any Affiliate of Licensee.

Section 1.33 “IND” means an Investigational New Drug application for submission to the FDA or its equivalent in the Territory.

Section 1.34 “Invention(s)” means any process, method, composition of matter, article of manufacture, discovery or finding that is conceived and/or reduced to practice (whether or not patentable).

Section 1.35 “Joint Inventions” means any Inventions that are jointly made during the Term by at least one (1) employee of Akebia or its Affiliate or person contractually required to assign or license patent rights covering such inventions to Akebia and at least one (1) employee of Licensee or its Affiliate or person contractually required to assign or license patent rights covering such inventions to Licensee.

Section 1.36 “Joint Patents” means all Patents claiming Joint Inventions.

Section 1.37 “Joint Technology” means Joint Inventions and Joint Patents.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 1.38 “Know-How” means Inventions, discoveries, trade secrets, information, experience, data, formulas, procedures, technology and results (whether or not patentable), including discoveries, formulae, practices, methods, knowledge, know-how, processes, experience and test data (including physical, chemical, biological, toxicological, pharmacological, clinical and veterinary data), dosage regimens, control assays, product specifications, analytical and quality control data, marketing, pricing, distribution cost and sales data or descriptions.

Section 1.39 “Launch Plan” means the strategic plan for the Licensed Product which details the activities to be conducted prior to launch, plans for launch, and activities to be conducted after launch.

Section 1.40 “Licensee Inventions” means all Inventions that (a) are made during the Term by one or more employees of Licensee or any Affiliate of Licensee, or persons contractually required to assign or license patent rights covering such Inventions to Licensee or any Affiliate of Licensee, and (b) are not Joint Inventions.

Section 1.41 “Licensee Know-How” means all Know-How that is both (a) Controlled as of the Effective Date or during the Term by Licensee or any of its Affiliates in the Territory, and (b) is either (i) [***] or (ii) [***].  For the avoidance of doubt, Licensee Know-How shall include any Know-How developed during pre-clinical or clinical studies conducted by Licensee in the Territory.

Section 1.42 “Licensee Patents” means all Patents (excluding any Joint Patents) that are Controlled as of the Effective Date or during the Term by Licensee or any of its Affiliates.

Section 1.43 “Licensee Reserved Dispute” means any dispute with respect to the [***] and as set forth in the last sentence of Section 1.05 (Akebia Reserved Dispute) hereof.

Section 1.44 “Licensee Technology” means Licensee Know-How and Licensee Patents.

Section 1.45 “Licensee Trademark” means, if the global brand name selected by Akebia for the Licensed Product cannot be used in the Territory pursuant to Section 6.05 (Trademarks and International Nonproprietary Name) hereof, the trademarks approved by the JSC under which Licensee, its Affiliates or its sublicensees will market such Licensed Product in the Territory in the Field, and all trademark registrations and applications therefor, and all goodwill associated therewith.

Section 1.46 “Licensed Compound” means vadadustat, formerly known as AKB-6548.

Section 1.47 “Licensed Product” means any pharmaceutical product, drug product, preparation, formulation, or dosage form that has the Licensed Compound as at least one API.

Section 1.48 “Medical Affairs” means communications with key opinion leaders, medical education, symposia and other medical programs and communications.

Section 1.49 “MHLW” means the Ministry of Health, Labor and Welfare, otherwise referred to as “Koro-Sho,” or any successor thereto.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 1.50 “NDA” means a New Drug Application or its equivalent for submission to the FDA or its equivalent in the Territory.

Section 1.51 “NDD-CKD Indication” means the treatment of anemia in non-dialysis patients with chronic kidney disease.

Section 1.52 “Net Sales” means the gross invoice price of Licensed Product sold or otherwise transferred to a Third Party by Licensee, its Affiliates or sublicensees (each, a “Seller”) to independent Third Parties for consideration, reduced by the following amounts to the extent such items are customary under industry practices and to the extent such amounts are included in the gross invoiced sales price:

(a) trade, cash and quantity discounts actually allowed and taken directly with respect to such sales or transfers, and inventory management fees paid to wholesalers and reasonably allocated to such Licensed Product;

(b) tariffs, duties, excises, value added tax and other sales taxes imposed upon and paid with respect to the sale, transportation, delivery, use, exportation, or importation of such Licensed Product (which does not include income, withholding or similar taxes);

(c) amounts actually repaid or credited upon returns, rejections, defects, recalls (due to spoilage, damage, expiration of useful life), price adjustments, billing errors, or trial prescriptions;

(d) invoiced freight, shipping, and insurance expenses specific to the Licensed Product and allocated accordingly;

(e) invoiced amounts that are written off as uncollectible in accordance with Seller’s accounting policies, as consistently applied;

(f) allowances or credits to customers on account of price reductions affecting the Licensed Product;

(g) rebates, discounts, or charge-backs actually paid or credited to any governmental agency (or branch of government) or to any Third Party payor, administrator or contractee; and

(h) discounts actually paid under state-legislated or Seller-sponsored discount prescription drug programs or reductions or coupon and voucher programs.

If Seller receives [***] Net Sales for such Licensed Product sold or otherwise transferred.

In the event a Licensed Product is sold as part of a Combination Product, the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by [***], in each case during the applicable royalty reporting period or, [***].  For purposes of this paragraph, a “Combination Product” means any prescription pharmaceutical product which comprises two (2) or more APIs, at least one (1) of which is the Licensed Compound.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

If a Licensed Product is sold as part of a Bundled Product, the Seller [***] of the Licensed Product included in such [***].  For purposes of this paragraph, “Bundled Product” means products (including one or more Licensed Product) that are either (A) packaged together for sale or shipment as a single unit or sold at a single price or (B) marketed or sold collectively as a single product.

Section 1.53 “Patents” means (a) all patents and patent applications in any country or  jurisdiction in the Territory, and (b) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like.

Section 1.54 “Phase 1 Trial” means a human clinical trial of a Licensed Product that would satisfy the requirements of 21 C.F.R. Part 312.21(a) (as amended from time to time) or other comparable regulation imposed by an applicable Regulatory Authority in any country other than the United States, the principal purposes of which are to (a) determine the pharmacokinetics, metabolism, and pharmacologic actions of the drug in humans, (b) determine the side effects associated with increasing doses, and (c) if possible, gain early evidence of effectiveness to permit the design of well-controlled, scientifically valid, Phase 2 trials.  A Phase 1 Trial shall be deemed initiated upon the enrollment of the first subject.

Section 1.55 “Phase 2 Trial” means a human clinical trial of a Licensed Product that would satisfy the requirements of 21 C.F.R. Part 312.21(b) (as amended from time to time) or other comparable regulation imposed by an applicable Regulatory Authority in any country other than the United States, the principal purposes of which are to evaluate the effectiveness of the drug for a particular indication or indications in patients with the disease or condition under study, and to determine the common short-term side effects and risks associated with the drug.  A Phase 2 Trial shall be deemed initiated upon the enrollment of the first subject.

Section 1.56 “Phase 3 Trial” means a human clinical trial of a Licensed Product that would satisfy the requirements of 21 C.F.R. Part 312.21(c) (as amended from time to time) or other comparable regulation imposed by an applicable Regulatory Authority in any country other than the United States, the principal purposes of which are to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling.  A Phase 3 Trial shall be deemed initiated upon the enrollment of the first subject.

Section 1.57 “PMDA” means the Pharmaceuticals and Medical Devices Agency in Japan or any successor thereto, which conducts scientific reviews of marketing authorization application for pharmaceuticals and monitoring of their post-marketing safety in Japan.

Section 1.58 “Regulatory Approval” means, with respect to a particular regulatory jurisdiction, all approvals (other than Reimbursement Approvals), product and/or establishment licenses, registrations or authorizations of any Regulatory Authority necessary for the commercial sale of a Licensed Product in such regulatory jurisdiction.

Section 1.59 “Regulatory Authority” means, in a particular country or jurisdiction, any applicable governmental authority involved in granting Regulatory Approval in such country or

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

jurisdiction, including without limitation (a) in the United States, the FDA and any other applicable governmental authority in the United States having jurisdiction of the Licensed Product, (b) in Europe, the European Medicines Agency (“EMA”), and (c) in the Territory, the MHLW, PMDA, and any other applicable governmental authority in the Territory having jurisdiction over the Licensed Product.

Section 1.60 “Regulatory Filings” means all applications, filings, dossiers and the like submitted to a Regulatory Authority for the purpose of obtaining Regulatory Approval from that Regulatory Authority.  Regulatory Filings shall include, but not be limited to, all INDs, NDAs and other Regulatory Approval applications and their equivalents in the Territory.

Section 1.61 “Reimbursement Approval” means an approval, agreement, determination, or other decision by the applicable governmental authority and/or Regulatory Authority that establishes prices at which the Licensed Product will be reimbursed by the governmental authorities and/or Regulatory Authorities in the Territory.

Section 1.62 “Safety Data Exchange Agreement” means that agreement regarding receipt, investigation and reporting of product complaints, adverse events, product recalls, and any other information related to the safety of the Licensed Product as set forth in Section 10.04 (Adverse Drug Events) hereof.

Section 1.63 “sNDA” means supplemental New Drug Application or additional application for a previous New Drug Application (for example, seeking approval for a new indication) or its equivalent, for submission to Regulatory Authorities in the Territory.

Section 1.64 “Territory” means Japan, Taiwan, Indonesia, East Timor, South Korea, Mongolia, the Philippines, Vietnam, Laos, Cambodia, Thailand, Malaysia, Singapore, Burney, Myanmar, Nepal, Sri Lanka, Bangladesh, Bhutan, Maldives, Palau, Tonga and India, and their territories and possessions.

Section 1.65 “Third Party” means any person or entity other than a Party or its Affiliates.

Section 1.66 “U.S.” means the United States of America.

Section 1.67 “Valid Claim” means a claim in any Akebia Patent in the Territory, which claim has not been held invalid or unenforceable by a non-appealed or un‑appealable decision of a court or government agency or other appropriate body of competent jurisdiction and has not been admitted invalid or unenforceable through reissue, reexamination or disclaimer, or has not been made unenforceable due to failure to pay maintenance fees.

Additional Defined Terms	Section
Agreement	Preamble
Alliance Manager	3.09
Akebia	Preamble
Akebia Indemnitees	13.02
Akebia Regulatory Documents	5.01(b)

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Additional Defined Terms	Section
Arbitration Request	15.02(a)
Bankruptcy Code	14.04
Bankrupt Party	14.04
Breaching Party	14.02
Bundled Product	1.52(h)
Clinical Data	5.01(b)
CMC	5.01(b)
Combination Product	1.52(h)
Competing Product	16.03
Development Cost Pre-Payment	8.02(e)
Developing Party	4.02
Effective Date	Preamble
EMA	1.59
Event of Bankruptcy	14.04
FCPA	11.03(b)(i)
Form 3	8.01
Form 17	8.01
Form 6166	8.01
Generic Product	8.04(d)
Government Official	11.03(a)(i)
[***]	[***]
HIF	1.31
ICH	10.03
Information	10.01
Indemnified Party	13.03
Indemnifying Party	13.03
Joint Publication Plan	12.04
JPC	10.03
JSC	3.01
Lead Co-Chairperson	3.02
Licensed Rights	2.01(ii)
Licensee	Preamble
Licensee Indemnitees	13.01
Licensee Regulatory Documents	5.01(b)
[***]	[***]
Losses	13.01
Non-Breaching Party	14.02
Other Covered Party	11.03(a)(ii)
Other Party	14.04
Party or Parties	Preamble
Party Vote	3.04
Recipient	12.02
Royalty Term	8.04(b)
Seller	1.52
Sub-Committee	3.06

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Additional Defined Terms	Section
Supply Price	7.02
Tax Forms	8.01
Term	14.01
Withholding Tax Avoidance Documents	8.09
Withholding Party	8.09

Section 1.68 Interpretation.  (a) Whenever any provision of this Agreement uses the term “including” (or “includes”), such term shall be deemed to mean “including without limitation” and “including but not limited to” (or “includes without limitations” and “includes but is not limited to”) regardless of whether the words “without limitation” or “but not limited to” actually follow the term “including” (or “includes”); (b) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used; (c) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; (d) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (e) the recitals set forth at the start of this Agreement, along with the schedules and the exhibits to this Agreement, and the terms and conditions incorporated in such recitals and schedules and exhibits shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such recitals and schedules and exhibits and the terms and conditions incorporated in such recitals and schedules and exhibits; provided, that in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions set forth in the recitals, schedules or exhibits, the terms of this Agreement shall control; (f) in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions that may be set forth on any order, invoice, verbal agreement or otherwise, the terms and conditions of this Agreement shall govern; (g) this Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter; (h) unless otherwise provided, all references to Sections, Articles and Schedules in this Agreement are to Sections, Articles and Schedules of and to this Agreement; (i) any reference to any federal, national, state, local or foreign statute or law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise; (j) wherever used, the word “shall” and the word “will” are each understood to be imperative or mandatory in nature and are interchangeable with one another; (k) references to a particular person include such person’s successors and assigns to the extent not prohibited by this Agreement; (l) references to Akebia’s knowledge shall be taken to refer to the knowledge of Akebia’s senior management team as of the Effective Date having made no particular inquiry; and (m) the captions used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits or limitations.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Article II.

LICENSEs

Section 2.01 Grant of License.  Subject to the terms and conditions of this Agreement, Akebia hereby grants to Licensee, during the Term;

(i) an exclusive, royalty-bearing license under Akebia Technology and Joint Technology to research, Develop, use, import, offer for sale, and sell the Licensed Compounds and Licensed Products in the Field in the Territory during the Term of this Agreement; and

(ii) a non-exclusive, royalty-bearing license under Akebia Technology and Joint Technology to make and have made the Licensed Compounds and Licensed Products for the purpose of exercising Licensee’s foregoing rights (collectively, the “Licensed Rights”); provided, however, that Licensee may only exercise its right to make and have made Licensed Compounds and Licensed Products in accordance with Section 7.01 (Manufacture and Supply of Licensed Products) hereof.

Section 2.02 Rights to Grant Sublicense.  Subject to the terms and conditions of this Agreement, upon Akebia’s written consent, not to be unreasonably withheld or delayed, Licensee shall have the right to enter into one or more sublicenses under this Agreement with Third Party/ies to research, Develop, use, make, have made, import, offer for sale, and sell the Licensed Compounds and the Licensed Products in the Field in the Territory during the Term of this Agreement; provided, however, that Licensee may only sublicense its right to make and have made Licensed Compounds and Licensed Products in accordance with Section 7.01 (Manufacture and Supply of Licensed Products); provided further, however, that Licensee shall have the right to sublicense to its Affiliates without Akebia’s consent after providing prior written notification to Akebia identifying Licensee’s intention to grant such sublicense, the purpose of such sublicense, and the Affiliate of Licensee to whom Licensee intends to grant such sublicense.  All permitted sublicensees shall hold their rights contingent on the Licensed Rights under this Agreement.  Any loss by Licensee of its rights under this Agreement due to an early termination of this Agreement for Licensee’s breach, pursuant to Article XIV (Term and Termination), or due to any other reason shall automatically cause all of the permitted sublicensees to lose the same rights under any sublicense.  Unless otherwise agreed by Akebia, each sublicense shall require the permitted sublicensee’s management to communicate its plan for the Development and Commercialization of the Licensed Product and implement processes for consistent communication and coordination between the sublicensee and Akebia during the term of the sublicense.  Licensee agrees that it shall be fully responsible and liable for any breach of the terms of this Agreement by any of its permitted sublicensees to the same extent as if Licensee itself has committed any such breach.

Section 2.03 No Other Rights and Retained Rights.  Nothing in this Agreement shall be interpreted to grant Licensee any rights under any Akebia Technology that are not expressly granted herein, whether by implication, estoppel or otherwise.  Any rights not expressly granted to Licensee by Akebia under this Agreement are hereby retained by Akebia. For the avoidance of doubt, Akebia retains the right to make, have made, Develop, use, import and export the Licensed

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Product in the Field in the Territory in order to fulfill its obligations under this Agreement and/or in order to Develop and Commercialize the Licensed Product outside the Territory.

Section 2.04 Knowledge Transfer (a) .  Within a reasonable time [***] days following the Effective Date hereof, Akebia shall provide to Licensee an initial onboarding information package describing the Development program for the Licensed Product including, but not limited to, non-clinical and clinical data, intellectual property and associated information, regulatory information and market research.  Akebia shall make its qualified personnel reasonably available to Licensee, free of charge to Licensee, at Akebia’s place of business and upon reasonable prior notice for the purpose of discussing such information under this Section 2.04 (Knowledge Transfer).  All further requests for additional information will be addressed through the Alliance Managers.

Article III.

GOVERNANCE

Section 3.01 Formation and Purpose of JSC.  Within thirty (30) days after the Effective Date, Licensee and Akebia shall establish the Joint Steering Committee (“JSC”), which shall consist of [***] members, shall coordinate the Parties’ activities hereunder and shall have the additional responsibilities provided for herein.  The JSC will establish a charter that will include details regarding the operation of the JSC consistent with Article III (Governance) hereof.  The JSC will dissolve upon the expiration of the Term.

Section 3.02 Membership.  Each Party shall designate [***] representatives with appropriate knowledge and expertise to serve as members of the JSC.  Each Party may replace its JSC representatives at any time upon written notice to the other Party.  Akebia may designate one (1) of its JSC members as the co-chairperson and Licensee may designate one (1) of its JSC members as the co-chairperson.  [***] “Lead Co-Chairperson”.  The Lead Co-Chairperson shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and issuing minutes of each meeting within thirty (30) days thereafter.  Such minutes will not be finalized until all JSC members have had an adequate opportunity to review and confirm the accuracy of such minutes in writing.

Section 3.03 Meetings.  The JSC shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than twice a year.  The JSC shall meet alternatively at Licensee’s facilities in Tokyo, Japan and Akebia’s facilities in Cambridge, Massachusetts, or at such locations as the Parties may otherwise agree.  Other employees of each Party (including without limitation, the Alliance Managers of each Party) involved in the Development or Commercialization of Licensed Product may attend meetings of the JSC as non-voting participants, and, with the consent of each Party, consultants, representatives, or advisors involved in the same activities may attend meetings of the JSC as non-voting observers; provided, however, that such Third Party participants and observers are under obligations of confidentiality and non-use applicable to the Confidential Information of each Party and that are at least as stringent as those set forth in Article XII (Confidentiality).  Each Party shall be responsible for all of its own expenses of participating in any JSC meeting.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Meetings of the JSC may be held by audio or video teleconference with the consent of each Party; provided, however, that at least one (1) JSC meeting per year shall be held in person.

Section 3.04 Decision Making and JSC Dispute Resolution.  Each Party’s representatives on the JSC shall, collectively, have one (1) vote (the “Party Vote”) on all matters brought before the JSC.  The JSC shall operate as to matters within its jurisdiction by [***]; provided, however, that the JSC shall not have the authority to amend or modify, or waive compliance with, this Agreement.  Any disagreement between the representatives of Licensee and Akebia on JSC matters within the JSC’s jurisdiction shall, at the election of either Party, be referred for resolution pursuant to Article XV (Dispute Resolution, Governing Law).

Section 3.05 Meeting Agendas.  Each Party shall disclose to the other Party the proposed agenda items along with appropriate information at least [***] Business Days in advance of each meeting of the JSC; provided that under exigent circumstances requiring JSC input, a Party may provide its agenda items to the other Party within a lesser period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such JSC meeting.

Section 3.06 Additional Committees.  The JSC shall establish and delegate duties to other committees or ad-hoc sub-committees, including a Development committee and a Commercialization committee (each a “Sub-Committee”), on an as needed basis to oversee particular projects or activities.  Each such Sub-Committee shall be constituted and shall operate as the JSC determines and shall be co-chaired by the Alliance Managers.  Each Sub-Committee and its activities shall be subject to the oversight, review and approval of, and shall report to, the JSC.  The authority of the Sub-Committee cannot exceed that specified for the JSC in this Article III (Governance).

Section 3.07 Interactions Between Committees and Internal Teams.  The Parties recognize that while they will establish the JSC and Sub-Committees under this Agreement, each Party possesses an internal structure (including without limitation various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement.  If requested by a Party, the JSC and Sub-Committees shall establish procedures to facilitate communications between the JSC or such Sub-Committee and the relevant internal committee, team or board of the requesting Party.  Such procedures may include, to the extent reasonably necessary, requiring appropriate members of the JSC or Sub-Committee to be available at reasonable times and places and upon reasonable prior notice for making appropriate reports to, and responding to reasonable inquiries from, the relevant internal committee, team or board.

Section 3.08 Specific Responsibilities of the JSC.  In addition to its overall responsibility under this Agreement for the Development and Commercialization of Licensed Compounds and Licensed Products, the JSC shall, in particular:

(a) coordinate the activities of the Parties hereunder;

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(b) resolve any disputes or disagreements, including those arising from any Sub-Committee, or submit unresolved disputes or disagreements to the designated executive officers pursuant to Section 3.04 (Decision Making and JSC Dispute Resolution) and Article XV (Dispute Resolution, Governing Law);

(c) support Development and Commercialization efforts for Licensed Compounds and Licensed Products, including reviewing and discussing the strategy for the Development and Commercialization of Licensed Compounds and Licensed Products;

(d) make recommendations for approval by the Parties for [***] programs;

(e) subject to Section 4.02 (Development Plan), review and approve the Development Plan [***];

(f) review and approve any Development in the Territory for [***] of the DD-CKD Indication and NDD-CKD Indication;

(g) subject to Section 6.05 (Trademarks and International Nonproprietary Name), review and discuss the use in the Territory of the [***] for the Licensed Product, which shall be prepared by Akebia, and review and discuss the [***] for each country in the Territory, which shall be prepared by Licensee;

(h) review and discuss a [***] including supporting materials for a [***] for [***] taking into consideration [***] for the [***];

(i) review commercial and sales performance, and sales forecasts, of the Licensed Product in each country in the Territory; and

(j) perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties, including the periodic evaluation of performance against goals.

Section 3.09 Alliance Managers.  Each of the Parties shall appoint a single individual to manage Development and Commercialization obligations between the Parties (each, an “Alliance Manager”).  The role of the Alliance Manager is to act as a single point of contact between the Parties to ensure a successful relationship under this Agreement.  The Alliance Managers may attend all JSC meetings and support their co-chairperson of the JSC in the discharge of his/her responsibilities.  Alliance Managers shall be non-voting participants in such JSC meetings, unless they are also appointed members of the JSC; provided, however, that an Alliance Manager may bring any matter to the attention of the JSC if such Alliance Manager reasonably believes that such matter warrants such attention.  Each Party may change its designated Alliance Manager at any time upon written notice to the other Party.  Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party.  Each Alliance Manager will also:  (i) be the point of first referral in all matters of conflict resolution; (ii) provide a single point of communication for seeking consensus between the Parties regarding key strategy and plan issues; (iii) identify and bring disputes to the attention of the JSC in a timely manner; (iv) plan and coordinate cooperative efforts and internal and external communications; (v) co-chair any Sub-Committees established by the JSC pursuant to Section 3.06 (Additional Committees) hereof; and (vi) take

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

responsibility for ensuring that governance activities, such as the conduct of required JSC meetings and production of meeting minutes, occur as set forth in this Agreement, and the relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

Article IV.

DEVELOPMENT

Section 4.01 Development in the Territory.

(a) Clinical Development in Japan.  The Parties intend to use Commercially Reasonable Efforts to include [***] for the [***] based on the [***]. In the event that [***] associated with the [***] as set forth in the Development Plan, subject to Section 5.01 (Regulatory Filings) hereof, and [***]. Without affecting the generality of the foregoing, if either Party becomes aware of an event which would cause a material adverse effect to proceeding with the [***], such Party shall promptly notify the other Party and the Parties shall promptly discuss potential solutions, including that Licensee conducts certain supporting activities of the [***] subject to the approval of JSC.  In the event that [***], Licensee shall be responsible for the [***].

(b) Clinical Development in Countries in the Territory Other Than Japan.  Licensee shall be responsible for the Development of Licensed Compounds and Licensed Products in all countries in the Territory other than Japan and all costs associated therewith; provided, however, that if any such country is [***]. For the avoidance of doubt, Licensee shall be responsible for all other Development in such country.

(c) Non-Clinical Development in the Territory.  For the avoidance of doubt, Licensee shall be solely responsible for all non-clinical Development that is specific to a country in the Territory other than non-clinical activities conducted by Akebia to support approval outside the Territory which will be made available to Licensee pursuant to Section 5.01(b) hereof; [***].  Licensee shall have the right to request that Akebia conduct any other non-clinical studies required for the Territory, subject to reimbursement by Licensee of Akebia’s internal and external costs associated with such non-clinical studies.

Section 4.02 Development Plan.  The Party responsible for Development in a country in the Territory pursuant to Section 4.01 (Development in the Territory) (the “Developing Party”), with the cooperation, support and assistance of the other Party, will prepare the initial Development Plans for such country in the Territory within [***] days of the Effective Date, to be submitted to the JSC.  The JSC will review and approve the initial Development Plan within [***] days of receipt.  The Developing Party will be responsible for preparing subsequent amendments to the Development Plan, which shall be submitted to the JSC for approval.

Section 4.03 Development Reports.  Within [***] Business Days after the end of each calendar quarter, the Developing Party shall, through the JSC, provide the other Party with a written report that summarizes Development in each country in the Territory performed by the Developing Party, its Affiliates or any sublicensee during the prior calendar quarter, which report shall include the status of each pending and proposed Regulatory Filing for Licensed Products in

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

the Territory.  In addition, the Developing Party shall promptly provide written notice, through the JSC or Alliance Managers, to the other Party of any significant Development events (e.g., clinical trial initiation or completion, clinical holds, Regulatory Filings for the Licensed Product, Regulatory Approvals, or Clinical Data, which, in any case, is significant).

Section 4.04 Standards of Conduct.  Akebia and Licensee shall perform, and shall ensure that its Affiliates, permitted sublicensees and Third Party contractors perform, all Development activities under the Development Plan in a good scientific manner, in accordance with GLP and GCP, as applicable, and in compliance in all material respects with applicable laws, rules and regulations.

Section 4.05 Developmental Efforts.  Each Party, directly or through its Affiliates, permitted sublicensees and Third Party contractors, shall use Commercially Reasonable Efforts to Develop, or support the Development of, Licensed Compounds and Licensed Products in the Territory.  For the avoidance of doubt, each Party shall be permitted to use Third Party contractors to perform its Development obligations hereunder, subject to the terms and conditions of this Agreement.

Section 4.06 Records.  Licensee and its Affiliates and permitted sublicensees shall maintain written or electronic records in sufficient detail, in a good scientific manner (in accordance with GLP, GCP and GMP, as applicable) and appropriate for regulatory and patent purposes, which are complete and accurate in all material respects and reflect all Development work performed under the Development Plan and results achieved.

Section 4.07 Medical Affairs.  Licensee shall be responsible for Medical Affairs in the Territory, with Akebia’s cooperation, support and assistance.

Article V.

REGULATORY

Section 5.01 Regulatory Filings.

(a) Under the oversight of the JSC and subject to Section 4.02 (Development Plan), Licensee shall be responsible for preparing and filing, directly or through its Affiliates and permitted sublicensees, all Regulatory Filings and seeking all Regulatory Approvals in the Territory; provided, however, that, unless otherwise agreed upon by the Parties, (i) Akebia shall be responsible for [***], (ii) Licensee shall be responsible for [***] and (iii) the JSC will determine the Parties’ responsibilities for any other Regulatory Filings related to the Global Phase 3 Program in the Territory.  Licensee shall provide Akebia with copies of such draft Regulatory Filings reasonably in advance of filing so that Akebia may review, comment and approve such Regulatory Filings.  Except as otherwise provided in this Section 5.01(a), all Regulatory Filings for Licensed Products in the Territory shall be filed in the name of Licensee (or its Affiliates or permitted sublicensees) and Licensee shall be responsible for all communications and other dealings with the Regulatory Authorities relating to the Licensed Product in the Territory; provided, however, that representatives of Akebia will be invited to attend all meetings, and copied on all written

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

correspondence, with Regulatory Authorities in the Territory.  All Regulatory Filings and Regulatory Approvals in the Territory shall be at Licensee’s sole expense.

(b) In support of Licensee’s preparation and filing of any IND equivalent, amendment thereto, or NDA with respect to any Licensed Product in the Territory, Akebia shall provide Licensee access to a complete electronic copy of all relevant documentation submitted by Akebia to the FDA or EMA that would be necessary or useful to Licensee in preparing its own IND or NDA for a particular Licensed Product for use in the Territory (collectively, the “Akebia Regulatory Documents”).  In support of Akebia’s (or its Affiliates or sublicensees) preparation and filing of any IND equivalent, amendment thereto, or NDA with respect to any Licensed Product outside of the Territory, Licensee shall provide Akebia access to a complete electronic copy of all relevant documentation submitted by Licensee to Regulatory Authorities in the Territory that would be necessary or useful to Akebia in preparing its own IND or NDA for a particular Licensed Product for use outside the Territory (collectively, the “Licensee Regulatory Documents”). Each Party shall make available to the other Party copies of any other documentation related to the Licensed Compound or Licensed Product, including but not limited to research data and reports, material regulatory materials and correspondence (including INDs and NDAs), clinical and preclinical data, and chemistry, manufacturing and controls (“CMC”) data (collectively, the “Clinical Data”) if such Clinical Data is necessary for Licensee to conduct clinical studies and/or obtain Regulatory Approval in the Territory or for Akebia to conduct clinical studies and/or obtain Regulatory Approval outside of the Territory.  Licensee and its Affiliates and permitted sublicensees shall be entitled at no cost to access, use, and reference the Akebia Regulatory Documents and Clinical Data for the Development and Commercialization of the Licensed Compound or Licensed Product in the Territory.  Akebia and its Affiliates and sublicensees shall be entitled at no cost to access, use, and reference the Licensee Regulatory Documents and Clinical Data for the Development and Commercialization of the Licensed Compound or Licensed Product outside of the Territory.  All Regulatory Documents and Clinical Data shall be considered Confidential Information pursuant to Article XII (Confidentiality) hereof.

Article VI.

COMMERCIALIZATION

Section 6.01 General.  Under the direction of the JSC, Licensee, its Affiliates and permitted sublicensees shall be solely responsible for the Commercialization of the Licensed Product in the Territory. Licensee, its Affiliates and permitted sublicensees shall be responsible for all costs associated with the Commercialization of Licensed Product. Licensee shall prepare a Launch Plan, which shall be reviewed and approved by the JSC no later than [***] after filing the first NDA in the Territory, and an annual Commercialization Plan, which shall be [***] by the JSC no later than [***] following Regulatory Approval of the Licensed Product and annually thereafter.  The Launch Plan shall be a strategic, high-level plan and shall include, without limitation, launch budgets.  The Commercialization Plan shall include, without limitation, the following elements:

(a) [***] of the Licensed Product by Licensee’s sales representatives during the [***] after First Commercial Sale of the Licensed Product;

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(b) [***] who market and sell the Licensed Products;

(c) sales forecasts for the Licensed Products; and

(d) Commercialization budgets.

The Parties shall share their promotional materials for the Licensed Product on a regular basis, and Akebia shall have the right to review such promotional materials prior to their use in the Territory.

Section 6.02 Commercialization Reports.  Within [***] Business Days after the end of each calendar quarter following the First Commercial Sale, Licensee shall provide Akebia with (i) a written report that summarizes Commercialization activities performed during the prior calendar quarter, (ii) detailed sales reports for the Licensed Product for each month of the prior calendar quarter in each country in the Territory, and (iii) quarterly sales forecasts for the Licensed Products in each country in the Territory.

Section 6.03 Commercialization Efforts.  Licensee, directly or through its Affiliates and/or permitted sublicensees, shall use Commercially Reasonable Efforts to obtain Regulatory Approval and Reimbursement Approval in the Territory and thereafter to Commercialize the Licensed Product in the Territory.

Section 6.04 Standards of Conduct.  Licensee shall perform, or shall ensure that its Affiliates, permitted sublicensees and Third Party contractors perform, all Commercialization activities in a professional and ethical business manner and in compliance in all material respects with applicable laws, rules and regulations.

Section 6.05 Trademarks and International Nonproprietary Name.   Licensee shall Commercialize the Licensed Product under the Akebia Trademarks using the global brand name for the Licensed Product selected by Akebia unless prohibited by applicable laws or for other reasons specific to a country in the Territory (e.g., cultural and linguistic differences, varying business practices). In addition, Akebia will reasonably consider Licensee’s comments regarding the use of the global brand name in each country in the Territory, however, Akebia will make the final decision in its sole discretion whether to use the global brand name for the Licensed Product in such country.  If Akebia ultimately determines that the global brand name is not appropriate for use in a particular country, the JSC shall approve an alternative brand name for the Licensed Product for use in that country in the Territory and such brand name shall be a Licensee Trademark.  Akebia will be responsible for the selection and filing of the international nonproprietary name for any Licensed Product or Licensed Compound with the World Health Organization and any Regulatory Authorities in the Territory, which Licensee shall have the right to reference.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Article VII.

MANUFACTURING AND SUPPLY

Section 7.01 Manufacture and Supply of Licensed Products.

(a) Subject to the terms and conditions of this Agreement, Akebia shall  be responsible for manufacturing or having manufactured and supplying all reasonable requirements of Licensed Product for clinical and commercial use in the Territory in accordance with GCP and GMP at the same level of diligence [***].  If necessary, the Parties shall agree upon a supply agreement for the clinical supply of the Licensed Product by Akebia to Licensee in the Territory pursuant to which Akebia shall supply Licensed Products at [***].  Prior to commercial launch of the Licensed Product, the Parties shall agree upon a supply agreement for the commercial supply of the Licensed Product by Akebia to Licensee in the Territory, which shall include provisions regarding long-range forecasting of Licensee’s requirements for the Licensed Product.  Promptly after the execution of a supply agreement, the Parties will enter into a mutually acceptable quality agreement, which shall include the Parties’ respective obligations and responsibilities relating to quality assurance requirements for Licensed Products.

(b) After First Commercial Sale of the Licensed Product in the Territory, Licensee shall have the right, but not the obligation, [***]; provided, however, that if Licensee chooses to exercise its [***] it shall also [***].  If Licensee wishes to exercise this right, it shall so notify Akebia, and [***].  For the avoidance of doubt, Licensee shall not be permitted to [***]. Upon the execution of a [***], which shall include the Parties’ respective obligations and responsibilities relating to matters of [***].  If Licensee wishes to [***] pursuant to this Section 7.01(b), Licensee may do so only with Akebia’s prior written consent, not to be unreasonably withheld or delayed, and all other terms of this Section 7.01(b) shall apply.

(c) If, at any time during the Term, Licensee reasonably expects that Akebia will be [***], Licensee may request a discussion with Akebia and the Parties shall promptly discuss a potential resolution, which may include a [***].

Section 7.02 Supply Price.  The supply price for Licensed Products supplied by Akebia to Licensee for commercial use will be equal to [***] (the “Supply Price”).

Section 7.03 Labeling.  Licensed Products shall bear Licensee’s name and Akebia’s company name on the labels, containers, cartons, package inserts and other packaging and labeling to the extent practicable and permitted by applicable laws.  Akebia hereby grants Licensee a fully-paid, non-exclusive license under Akebia’s Trademarks as necessary to effect the co-labeling provided for in this Agreement and to Develop and Commercialize Licensed Products in the Territory. Licensee shall be responsible for packaging and labeling Licensed Products for use in the Territory and for all costs associated therewith.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Article VIII.

PAYMENTS

Section 8.01 Upfront License Fee.  As consideration for the rights and licenses granted by Akebia to Licensee under this Agreement, within fifteen (15) Business Days of the Effective Date, and provided that Licensee is in receipt of Akebia’s Certificate of Residency from the U.S. Department of Treasury (“Form 6166”), and Application Form for Income Tax Convention (“Form 3”), and Attachment Form for Limitation on Benefits Article (“Form 17”) from the Japanese National Tax Agency (collectively, the “Tax Forms”), Licensee shall pay Akebia a nonrefundable, noncreditable upfront license fee of [***]. If Licensee is not in receipt of Akebia’s Tax Forms within fifteen (15) Business Days of the Effective Date, then the upfront license fee shall be paid by Licensee within fifteen (15) Business Days following receipt of Akebia’s Tax Forms.

Section 8.02 Development Costs.

(a) In the [***], in addition to being responsible for all Development costs for Licensed Products in the Territory outside of Japan pursuant to Section 4.01 (Development in the Territory), Licensee shall be responsible for (i) up to [***] of the total internal and external Development costs associated with Development in the Global Phase 3 Program, including the Global Phase 3 DD-CKD Study and the Global Phase 3 NDD-CKD Study, and (ii) all internal and external Development costs associated with any additional clinical studies performed in the Territory used to obtain Regulatory Approval of the Licensed Product in the Territory, as defined in the initial Development Plan to be approved by the Parties, provided, however, that Licensee’s responsibility for Development costs in the [***] shall not exceed [***].

(b) In the event that [***], then Licensee shall be responsible for (i) up to [***] of the Global Phase 3 Program costs associated with such indication based on the Development Plan approved by the JSC, and (ii) all internal and external Development costs associated with any additional clinical studies performed in the Territory to support Regulatory Approval of the Licensed Product for such indication in the Territory, up to a maximum amount of [***].  For the avoidance of doubt, Licensee shall be solely responsible for [***].

(c) [***], the Parties shall discuss in good faith, and include in the Development Plan, the consideration to be paid by Licensee for use of, or reference to, [***].

(d) Akebia will invoice Licensee for such costs as incurred in accordance with the budgets and payment schedules for such Development costs which will be included in the JSC-approved Development Plan for the Global Phase 3 Program.  Upon the receipt of an undisputed invoice from Akebia with sufficient details and documentation of incurred costs, Licensee shall make a payment to Akebia within forty-five (45) days pursuant to the invoice.

(e) Within fifteen (15) Business Days after the Effective Date, Licensee shall pay Akebia a pre-payment for Development costs in the amount of [***] (“Development Cost Pre-Payment”).  The Development Cost Pre-Payment shall be deducted from the total amount payable by Licensee in accordance with Section 8.02(a) and Section 8.02(b) hereof.  In the

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

event that, ultimately, neither Section 8.02(a) nor Section 8.02(b) hereof is applied, then Akebia shall, at Licensee’s discretion and within [***] days of Licensee’s request, either (i) [***] or (ii) [***].  If Licensee is not in receipt of Akebia’s Tax Forms within fifteen (15) Business Days after the Effective Date, then the Development Cost Pre-Payment shall be paid by Licensee within fifteen (15) Business Days following receipt of Akebia’s Tax Forms.

Section 8.03 Milestone Payments. Licensee shall pay to Akebia the following non-refundable and non-creditable amounts no later than [***] days after the first occurrence of the indicated event for the Licensed Product:

Development Milestones

Event	Payment Amount (in U.S. Dollars)
[***]	[***]
[***]	[***]
[***]

In the [***]:

•    [***]

•    [***]

In the [***]:

•    [***]

In the event that Licensee determines, in its sole discretion, to [***], Licensee shall pay Akebia [***] of the above milestone payments for the [***] for the Licensed Product and [***] of the above milestones for the [***] for the Licensed Product.

[***]

In the [***]:

•    [***]

•    [***], in which case the milestone payment shall be

      [***].

In the [***]:

      [***]

In the event that Licensee determines, in its sole discretion, to [***], Licensee shall pay Akebia [***] of the above milestone payments for Regulatory Approval of the Licensed Product for [***] and [***] of the above milestone payments for Regulatory Approval of the Licensed Product for [***].

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

[***]	[***]
[***]	[***]

Sales Milestones

Event	Payment Amount (in U.S. Dollars)
Achievement of [***] of aggregate annual Net Sales of Licensed Products in the Territory	[***]
Achievement of [***] in aggregate annual Net Sales of Licensed Products in the Territory	[***]
Achievement of [***] in aggregate annual Net Sales of Licensed Products in the Territory	[***]

Each milestone payment shall be paid upon the first occurrence of the event in the Territory and Licensee shall not be obligated to pay each milestone payment more than once unless otherwise indicated.

Section 8.04 Royalties

(a) Licensee shall pay Akebia the following royalties on Net Sales, at an incremental royalty rate determined by aggregate annual Net Sales of each Licensed Product in each calendar year during the Term of this Agreement in the Territory:

Portion of Annual Net Sales	Royalty
Less than [***] Japanese Yen	[***]
[***] Japanese Yen	[***]
Greater than [***] Japanese Yen	[***]

(b) Running royalties paid by Licensee under Section 8.04 (Royalties) shall be paid on a country-by-country basis from the date of the First Commercial Sale of Licensed Product in a country in the Territory until the later of (i) expiration of the last-to-expire Valid Claim that would, but for the licenses granted hereunder, be infringed by the making, using, selling or importing of such Licensed Product in such country in the Territory, (ii) expiration of marketing or regulatory exclusivity in such country in the Territory, or (iii) if no Valid Claim exists in such country in the Territory, then for ten (10) years from the First Commercial Sale of Licensed Product in such country in the Territory (the “Royalty Term”).

(c) If (i) one or more Generic Products to a Licensed Product is, or are, commercially available in any country in the Territory during the Royalty Term for such Licensed Product in such country, and (ii) Net Sales of such Licensed Product in such country during a calendar quarter decline by [***], as compared with the average Net Sales of such Licensed Product in such country for [***] immediately preceding the calendar quarter in which the first Generic Product is launched in such country, the amount of Net Sales to be utilized for the calculation of

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

royalties provided in Section 8.04 (Royalties) for such Licensed Product shall be reduced in such country by [***] for the calendar quarter in which the applicable decline occurs and for all future calendar quarters.

(d) For the purpose of this paragraph, “Generic Product” means, with respect to a Licensed Product in a particular country, any pharmaceutical product that (A)(1) contains at least one of the same API as such Licensed Product and is approved by the Regulatory Authority in such country for an indication for which such Licensed Product obtained Regulatory Approval from the applicable Regulatory Authority in such jurisdiction; or (2) is approved by the Regulatory Authority in such country as a substitutable generic for such Licensed Product, for an indication for which such Licensed Product obtained Regulatory Approval from the applicable Regulatory Authority in such country, on an expedited or abbreviated basis in a manner that relied on or incorporated data submitted by Licensee or its Affiliate or sublicensee in connection with the Regulatory Approval for the Licensed Product in such jurisdiction; and (B) is sold in such country by a Third Party that is not a sublicensee of Licensee and did not purchase such product in a chain of distribution that included Licensee or its Affiliates or any sublicensees of Licensee.

Section 8.05 Royalty Payments and Reports.

(a) Until the expiration of the Royalty Term, Licensee agrees to provide quarterly written reports to Akebia within [***] days after the end of each calendar quarter, covering all Net Sales of the Licensed Product in the Territory by Licensee, its Affiliates or permitted sublicensees, each such written report stating for the period in question:

(i) the quantity and description of Licensed Product sold during the calendar quarter in the Territory, and

(ii) the calculation of Net Sales in the Territory for such quarter and year-to-date Net Sales in the Territory, and

(iii) the exchange rates used to calculate the royalties payable in U.S. Dollars, and

(iv) any withholding taxes required to be made from such royalties.

(b) The information contained in each report under Section 8.05 (Royalty Payments and Reports) shall be considered Confidential Information of Licensee. [***] days after the end of each calendar quarter, Licensee shall make the royalty payment due hereunder for the calendar quarter covered by such report.

Section 8.06 Accounting

(a) Licensee shall keep full, clear and accurate records in accordance with Japanese generally accepted accounting principles (if Licensee starts to apply International Financial Reporting Standards (IFRS) to its accounting, IFRS will be applied) consistently applied for a period of at least three (3) years after the relevant payment is owed pursuant to this Agreement, setting forth the sales of Licensed Product in sufficient detail to enable royalties and compensation payable to Akebia hereunder to be determined.  Licensee further agrees to permit

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

its books and records to be examined by an independent accounting firm selected by Akebia to verify reports provided for in Section 8.05 (Royalty Payments and Reports).  Such audit shall not be performed more frequently than once per calendar year.  Such examination is to be made at the expense of Akebia, except in the event that the results of the audit reveal an underpayment by Licensee of five percent (5%) or more during the period being audited, in which case reasonable audit fees for such examination shall be paid by Licensee.

(b) Akebia shall keep full, clear and accurate records in accordance with U.S. GAAP consistently applied for a period of at least three (3) years after the relevant payment is made by Licensee to Akebia pursuant to this Agreement.  Akebia further agrees to permit its books and records to be examined by an independent accounting firm selected by Licensee to verify the accuracy of Development costs for the Global Phase 3 Program and COGS.  Such audit shall not be performed more frequently than once per calendar year.  Such examination is to be made at the expense of Licensee, except in the event that the results of the audit reveal an overcharge by Akebia of five percent (5%) or more over the period being audited, in which case reasonable audit fees for such examination shall be paid by Akebia.

Section 8.07 Currency Conversion.  Wherever it is necessary to convert currencies for Net Sales invoiced in a currency other than the U.S. Dollar, including Japanese Yen, such conversion shall be made into U.S. Dollars after being converted at the rate of Telegraph Transfer Middle Rate announced by The Bank of Tokyo-Mitsubishi UFJ, Ltd. on the last Business Day of the reporting calendar quarter.

Section 8.08 Methods of Payment.  All payments due to Akebia under this Agreement shall be made in U.S. Dollars by wire transfer to a bank account of Akebia designated from time to time in writing by Akebia.

Section 8.09 Taxes.  Akebia will pay any and all taxes levied on account of any payments made to it under this Agreement.  If, under any law or regulation of any country of the Territory, withholding of taxes of any type, levies or other charges is required with respect to any amounts payable hereunder to a Party, the other Party (“Withholding Party”) shall apply the withholding or deduction as so required and shall promptly pay such tax, levy or charge to the proper governmental authority, and shall promptly furnish the Party with proof of such payment.  The Withholding Party shall have the right to withhold or deduct any such tax, levy or charge actually paid from payment due to the Party or be promptly reimbursed by the Party if no further payments are due the Party.  Any amounts so withheld or deducted from the payment due the Party pursuant to the relevant law or regulation shall be deemed paid to such Party for all purposes of this Agreement.  Each Withholding Party agrees to assist the other Party in claiming exemption from (or reduction in) such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.  Notwithstanding the foregoing, all sums payable by either Party pursuant to this Agreement are stated exclusive of any sales tax, value added tax or other similar taxes, assessments and charges imposed by the jurisdiction of the Withholding Party or the payee and any such taxes shall be paid by the Withholding Party.  Notwithstanding anything contrary to the foregoing, at the beginning of each calendar year during the Term, Akebia shall provide Licensee with Akebia’s Tax Forms together with any other documents required to be submitted to respective tax authorities for avoiding withholding taxes applicable to any payments to be paid

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

to Akebia from Licensee (the “Withholding Tax Avoiding Documents”).  If Akebia fails to provide Licensee with the Withholding Tax Avoiding Documents at the beginning of each calendar year, until Akebia provides all of the Withholding Tax Avoiding Documents to Licensee, Licensee may [***].

Section 8.10 Late Payments.  Any amount owed by Licensee to Akebia under this Agreement that is not paid within the applicable time period set forth herein shall accrue interest at the lesser of (a) the London Interbank Offered Rate plus three percent (3%) or (b) the highest rate permitted under applicable law.

Article IX.

OWNERSHIP OF INTELLECTUAL PROPERTY

Section 9.01 Akebia Intellectual Property.  Ownership of the Akebia Inventions, Akebia Know-How, and Akebia Patents (other than Joint Patents), shall remain vested at all times in Akebia.

Section 9.02 Licensee Intellectual Property.  Ownership of the Licensee Inventions, Licensee Know-How, Improvements, and Licensee Patents (other than Joint Patents) shall remain vested at all times in Licensee.

Section 9.03 Joint Technology and Improvements

(a) The Parties shall promptly disclose to each other any Joint Inventions or Improvements conceived or reduced to practice, but no later than thirty (30) days after such conception or reduction to practice.

(b) Ownership of Joint Technology shall be vested jointly in Akebia and Licensee.  Licensee hereby grants to Akebia (i) the exclusive, royalty-free, sublicensable, irrevocable right and license to practice, make, have made, use, import, offer for sale or sell any Improvements and Joint Technology outside of the Territory as is necessary in connection with the Development or Commercialization of the Licensed Compound or the Licensed Product; and (ii) the non-exclusive, royalty-free, sublicensable, irrevocable right and license to practice, make, have made, use, import, offer for sale or sell any Improvements and Joint Technology inside the Territory as is necessary for Akebia to perform its obligations under this Agreement.

(c) Licensee hereby grants to Akebia (i) the exclusive, royalty-free, sublicensable, irrevocable right and license to practice, make, have made, use, import, offer for sale or sell any Improvements and Joint Technology relating solely to the Licensed Compound or Licensed Product for any purpose outside of the Territory; and (ii) the non-exclusive, royalty-free, sublicensable, irrevocable right and license to practice, make, have made, use, import, offer for sale or sell all other Improvements and Joint Technology for any purpose outside of the Territory.  During the Term of this Agreement, Licensee [***] without Akebia’s written consent, not to be unreasonably withheld or delayed.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 9.04 Prosecution of Akebia Patents

(a) Akebia shall have the first right, but not the obligation, to prosecute and maintain the Akebia Patents.  On a semiannual basis, Akebia shall provide to Licensee a written summary of the status of all Akebia Patents, including patent applications within Akebia Patents in the Territory.  On the reasonable request of Akebia, Licensee shall cooperate with Akebia in connection with the prosecution of all patent applications included within Akebia Patents.

(b) Licensee undertakes without cost to Akebia to obtain all necessary assignment documents for Akebia, to render all signatures that shall be necessary for such patent filings and to assist Akebia in all other reasonable ways that are necessary for the issuance of the patents involved as well as for the maintenance and prosecution of such patents.  Akebia shall be responsible for [***] of the costs incurred with respect to the prosecution and maintenance of such Akebia Patents.

(c) Should Akebia decide that it is no longer interested in maintaining or prosecuting a particular Akebia Patent in the Territory during the Term, it shall promptly advise Licensee of this decision.  Licensee may, upon written notice to Akebia, assume such prosecution and maintenance at its sole expense.  Akebia shall assign such Akebia Patent to Licensee at no cost to Licensee.  Following such assignment, such patent or patent application shall no longer be considered an Akebia Patent and shall be considered a Licensee Patent.

Section 9.05 Prosecution of Licensee Patents Covering Improvements

(a) Licensee shall have the first right, but not the obligation, to prosecute and maintain the Licensee Patents that cover Improvements.  On a semiannual basis, Licensee shall provide to Akebia a written summary of the status of all Licensee Patents that cover Improvements, including patent applications within Licensee Patents that cover Improvements.  On the reasonable request of Licensee, Akebia shall cooperate with Licensee in connection with the prosecution of all patent applications included within Licensee Patents that cover Improvements.

(b) Akebia undertakes without cost to Licensee to obtain all necessary assignment documents for Licensee, to render all signatures that shall be necessary for such patent filings and to assist Licensee in all other reasonable ways that are necessary for the issuance of the patents involved as well as for the maintenance and prosecution of such patents.  Licensee shall be responsible for [***] of the costs incurred with respect to the prosecution and maintenance of such Licensee Patents that include Improvements.

(c) Should Licensee decide that it is no longer interested in maintaining or prosecuting a particular Licensee Patent that covers Improvements during the Term, it shall promptly advise Akebia of this decision.  Akebia may, upon written notice to Licensee, assume such prosecution and maintenance at its sole expense.  Licensee shall assign such Licensee Patent that covers Improvements to Akebia at no cost to Akebia.  Following such assignment, such patent or patent application shall no longer be considered a Licensee Patent and shall be considered an Akebia Patent.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 9.06 Prosecution of Joint Patents

(a) Akebia will have the first right of election to file patent applications for Joint Inventions.  If Akebia declines to file such applications then Licensee may do so.  On a semi-annual basis, Akebia shall provide to Licensee a written summary of the status of all Akebia Patents, including patent applications within Akebia Patents in the Territory.  On the reasonable request of Akebia, Licensee shall cooperate with Akebia in connection with the prosecution of all patent applications included within Joint Patents.

(b) Licensee undertakes without cost to Akebia to obtain all necessary assignment documents for Akebia, to render all signatures that shall be necessary for such patent filings and to assist Akebia in all other reasonable ways that are necessary for the issuance of the patents involved as well as for the maintenance and prosecution of such patents.  Akebia shall be responsible for [***] of the costs incurred with respect to the prosecution and maintenance of such Joint Patents.

(c) Should Akebia decide that it is no longer interested in maintaining or prosecuting a particular Joint Patent in the Territory during the Term, it shall promptly advise Licensee of this decision. Licensee may, upon written notice to Akebia, assume such prosecution and maintenance at its sole expense Akebia shall assign such Joint Patent to Licensee at no cost to Licensee.  Following such assignment, such patent or patent application shall no longer be considered a Joint Patent and shall be considered a Licensee Patent.

Section 9.07 Enforcement and Defense

(a) If either Party becomes aware of any Third Party activity in the Territory, including any Development activity (whether or not an exemption from infringement liability for such Development activity is available under applicable law) that infringes (or that is directed to the Development of a product that would infringe) an Akebia Patent, a Joint Patent or a Licensee Patent covering Improvements, then the Party becoming aware of such activity shall give prompt written notice to the other Party regarding such alleged infringement.

(b) As to Akebia Patents and Joint Patents, Akebia shall have the first right, but not the obligation, to attempt to resolve such Third Party activity by commercially appropriate steps at its own expense, including the filing of an infringement suit using counsel of its own choice.  If Akebia fails to resolve such Third Party activity or to initiate a suit with respect thereto within [***] days after the notice provided under Section 9.07 (Enforcement and Defense), then, with Akebia’s written consent (which shall not be unreasonably withheld, conditioned or delayed), Licensee shall have the right, but not the obligation, to attempt to resolve such Third Party activity by commercially appropriate steps at its own expense, including the filing of an infringement suit using counsel of its own choice.  As to Licensee Patents that cover Improvements, Licensee shall have the first right, but not the obligation, to attempt to resolve such Third Party activity by commercially appropriate steps at its own expense, including the filing of an infringement suit using counsel of its own choice.  If Licensee fails to resolve such Third Party activity or to initiate a suit with respect thereto within [***] days after the notice provided under Section 9.07 (Enforcement and Defense), then, with Licensee’s written consent (which shall not be unreasonably withheld, conditioned or delayed), Akebia shall have the right,

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

but not the obligation, to attempt to resolve such Third Party activity by commercially appropriate steps at its own expense, including the filing of an infringement suit using counsel of its own choice.

(c) Any amounts recovered by a Party as a result of an action pursuant to this Section 9.07 (Enforcement and Defense), whether by settlement or judgment, shall be allocated, after deducting both Parties’ internal and external costs associated with the enforcement action, as follows:  Licensee shall receive [***] of any amounts recovered and Akebia shall receive [***] of any amounts recovered under this Section 9.07 (Enforcement and Defense).

(d) In any event, at the request and expense of the Party bringing an infringement action under this Section 9.07 (Enforcement and Defense), the other Party shall provide reasonable assistance in any such action (including entering into a common interest agreement if reasonably deemed necessary by any Party) and to be joined as a party to the suit if necessary for the initiating Party to bring or continue an infringement action hereunder.  Neither Party may settle any action or proceeding brought under this Section 9.07 (Enforcement and Defense) in a manner that materially adversely affects the other Party’s interest in the Akebia Patents, Joint Patents or Licensee Patents covering Improvements, or knowingly take any other action in the course thereof, without the written consent of such other Party.  Each Party shall always have the right to be represented by counsel of its own selection and its own expense in any suit or other action instituted by the other Party pursuant to this Section 9.07 (Enforcement and Defense).

Section 9.08Defense of Third Party Infringement Claims.

(a) If a Third Party asserts that a Patent or other right controlled by it in the Territory is infringed by a Party’s activities or a Party becomes aware of a Patent or other right that might form the basis for such a claim, the Party first obtaining knowledge of such a claim or such potential claim shall immediately provide the other Party with notice thereof and the related facts in reasonable detail.  The Parties shall discuss whether to take commercially appropriate steps to avoid infringement of said Third Party Patent or other right controlled by such Third Party in the Territory.  Akebia will reasonably consider Licensee’s comments regarding the avoidance of infringement in the Territory, however, [***].

(b) Notwithstanding the provision set forth in Section 9.08(a) that states [***], at any time during the Term, [***] during the exercise of the rights herein granted, whether or not there has been the [***], Licensee may request that [***].  Following such request, Akebia shall [***].

(c) If, during the Term of the Agreement, a Third Party asserts that a Patent or other right controlled by such Third Party is infringed in the Territory by the exercise of the rights herein granted, Akebia will be solely responsible for defending against any such claim at its own expense using Commercially Reasonable Efforts and the counsel of its own choosing.  [***].

(d) At any time during the Term, Akebia may at its sole discretion [***].  Akebia shall invoice Licensee for such amounts on a quarterly basis, and such invoices shall be paid by Licensee within [***] days after receipt.  This Section 9.08 (Defense of Third Party Infringement Claims) shall not be interpreted as placing on either Party a duty of inquiry regarding Third Party intellectual property rights.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 9.09 Patent Term Extensions.  Akebia shall be solely responsible for making all decisions regarding patent term extensions, including supplementary protection certificates and any other extensions, that are now available or become available in the future, that are applicable to Akebia Patents and Joint Patents licensed hereunder and that become available directly as a result of the Regulatory Approval of a Licensed Product by Licensee or any of its Affiliates or sublicensees, provided that Akebia shall consult with Licensee with respect to such decisions and shall consider the comments and concerns of Licensee in good faith.

Section 9.10 Trademarks.  Licensee shall be responsible for the registration and maintenance of the Licensee Trademarks throughout the Territory, as well as all expenses associated therewith. Akebia shall be responsible for the registration and maintenance of the Akebia Trademarks throughout the Territory, as well as all expenses associated therewith.

Article X.

INFORMATION AND ADVERSE DRUG EVENTS AND REPORTS

Section 10.01 Information.  Akebia and Licensee will use Commercially Reasonable Efforts to disclose and make available to each other in a timely manner all Regulatory Information, Clinical Data, commercial and other information concerning the Licensed Product or Licensed Compound, known by Akebia or Licensee at any time during the Term of this Agreement (the “Information”), subject to receipt of any required Third Party consents.  Notwithstanding the foregoing, neither Party shall be obligated to disclose to the other Party confidential information about its products other than the Licensed Product or Licensed Compound.

Section 10.02 Data Security.  During the Term of this Agreement, each Party will maintain (and, as applicable, cause its Affiliates to maintain) environmental, safety and facility procedures, data security procedures and other safeguards against the disclosure, destruction, loss, or alteration of the other Party’s Information in the possession of such Party or its Affiliates which are no less rigorous than those maintained by such Party (or any of its Affiliates) for its own Information of a similar nature.

Section 10.03 Compliance.  Each Party shall maintain a record of all non-medical and medical product-related complaints it receives with respect to any Licensed Product or Licensed Compound.  Each Party shall notify the other Party of any such complaint received by it in sufficient detail and in accordance with the timeframes and procedures for reporting established by the Joint Pharmacovigilance Committee (“JPC”), and in any event in sufficient time to allow the Party that holds the applicable regulatory filing to comply with any and all regulatory requirements imposed upon it in any country within its territory including in accordance with International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) guidelines.  The Party that holds the applicable regulatory filing in a particular country shall investigate and respond to all such complaints in such country with respect to any Licensed Product or Licensed Compound as soon as reasonably practicable.  All such responses shall be made in accordance with the procedures established by the JPC pursuant to ICH guidelines.  The Party responsible for responding to such complaint shall promptly provide the other Party a copy of any such response.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 10.04 Adverse Drug Events.

(a) [***] days prior to the commencement of any non-clinical or clinical study in the Territory, the Parties shall enter into a Safety Data Exchange Agreement. Such Safety Data Exchange Agreement shall provide for the exchange by the Parties of any information of which a Party becomes aware in the Territory concerning any adverse event experienced by a subject or, in the case of non-clinical studies, an animal in a toxicology study, and the seriousness thereof, whether or not determined to be attributable to any Licensed Product or Licensed Compound, including any such information received by either Party from a Third Party (subject to receipt of any required consents from such Third Party).  It is understood that each Party and its Affiliates or licensees/sublicensees shall have the right to disclose such information if such disclosure is reasonably necessary to comply with applicable laws, regulations, and requirements of Regulatory Authorities within its respective territory with respect to its filings and activities related to the Licensed Compound and Licensed Product.  The Safety Data Exchange Agreement will also detail the Parties’ responsibilities relating to recalls and withdrawals of a Licensed Product.

(b) The Parties shall, within [***] days after execution of this Agreement, form the JPC which shall include [***] members: [***] designated by Akebia and [***] designated by Licensee. [***] shall be one of the Akebia representatives and serve as chairperson of the JPC. The JPC shall establish a charter that governs the operation of the JPC. For the avoidance of doubt, the JPC shall not be a Sub-Committee of the JSC.

Article XI.

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 11.01 Mutual Representations and Warranties.  Each of Licensee and Akebia hereby represents, warrants and covenants (as to (Section 11.01(h)):

(a) it is a corporation or entity duly organized and validly existing under the laws of the state, municipality, provinces, administrative division or other jurisdiction of its incorporation or formation;

(b) the execution, delivery and performance of this Agreement by it has been duly authorized by all requisite corporate action;

(c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and such performance does not conflict with or constitute a breach of any of its agreements with Third Parties;

(d) it has the right to grant the rights and licenses described in this Agreement, free and clear of all liens, claims or encumbrances;

(e) it has not made any commitments to Third Parties in conflict with the rights granted by it hereunder and it will not do so during the Term of this Agreement;

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(f) to its knowledge, no consent, approval or agreement of any person, party, court, government or entity is required to be obtained in connection with the execution and delivery of this Agreement;

(g) it has not been debarred by the FDA, is not the subject of a conviction described in Section 306 of the FD&C Act, an is not subject to any similar sanction of other governmental authorities outside the Territory, and neither it nor any of its Affiliates has used, in any capacity, any person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction.  Neither Party shall engage, in any capacity in connection with this Agreement or any ancillary agreements, any person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction. Each Party shall inform the other Party in writing promptly if it or any person engaged by Akebia or any of its Affiliates who is performing services under this Agreement, or any ancillary agreements, is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to each Party’s knowledge, is threatened, relating to the debarment or conviction of a Party, any of its Affiliates or any such person performing services hereunder or thereunder; and

(h) it will comply with all applicable laws and regulations in performing its activities hereunder.

Section 11.02 Additional Akebia Warranties.  Akebia hereby represents and warrants as of the Effective Date and covenants (as to Section 11.02(k)) that:

(a) to Akebia’s knowledge, Exhibit A contains a list of all Akebia Patents that are necessary or useful to make, have made, use, import, offer for sale, and sell the Licensed Compounds and Licensed Products in the Field in the Territory;

(b) to Akebia’s knowledge, the Akebia Patents listed in Exhibit A have not expired or been abandoned and Akebia is unaware of any challenge in the Territory to the validity of any of the Akebia Patents listed in Exhibit A;

(c) to Akebia’s knowledge, the patent applications included in the Akebia Patents as of the Effective Date have been duly filed in the Territory and the filing, prosecution and maintenance of Akebia Patents and patent applications in the Territory has been conducted in accordance with applicable laws and are pending with the applicable governmental agency, and any and all maintenance fees, annuity fees and renewal fees with respect to any of Akebia Patents that are due and payable have been paid;

(d) to Akebia’s knowledge, there is no threatened or pending litigation relating to it or any Affiliate that seeks to invalidate any of the Akebia Patents in the Territory;

(e) to Akebia’s knowledge, Akebia has obtained the assignment of all interests and all rights of any and all Third Parties who are entitled to be named as inventors with respect to the subject matter of the Akebia Patents in the Territory;

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(f) to Akebia’s knowledge, there is no use, infringement or misappropriation of the Akebia Technology in the Territory in derogation of the rights granted to Licensee in this Agreement;

(g) to Akebia’s knowledge, there are no investigations, inquiries, actions or other proceedings pending before or threatened by any Regulatory Authority or other government agency in the Territory with respect to the Licensed Product arising from any default by Akebia or a Third Party acting on behalf Akebia in the discovery or Development of the Licensed Compound, and Akebia has not received written notice threatening any such investigation, inquiry, action or other proceeding;

(h) to Akebia’s knowledge, Akebia has taken Commercially Reasonable Efforts to protect the secrecy, confidentiality and value of all Know-How that constitutes trade secrets under applicable law (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring such employees, consultants and independent contractors to maintain the confidentiality of such Know-How) and, to Akebia’s knowledge, such Know-How has not been used, disclosed to or discovered by any Third Party except pursuant to such confidentiality agreements and there has not been a breach by any party of such confidentiality agreements;

(i) to Akebia’s knowledge, Akebia owns or has licensed the rights, title and interest in and to the Akebia Technology granted to Licensee pursuant to Section 2.01 (Grant of License) of this Agreement;

(j) to Akebia’s knowledge, neither the Akebia Technology nor its use infringes any Patent right of any Third Party in the Territory; and

(k) Akebia and its Affiliates shall not (i) license, sell, assign or otherwise transfer to any Third Party any licensed Akebia Technology (or agree to do any of the foregoing) or (ii) incur or permit to exist, with respect to any licensed Akebia Technology, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness), in either case, that would conflict with the rights granted to Licensee hereunder.

Section 11.03 Additional Licensee Warranties.

(a) Anti-Corruption Provisions.  Akebia and Licensee have not, directly or indirectly, offered, promised, paid, authorized or given, and will not in the future, offer, promise, pay, authorize or give, money or anything of value, directly or indirectly, to any Government Official (as defined below) or Other Covered Party (as defined below) for the purpose, pertaining to this Agreement, of:  (i) influencing any act or decision of the Government Official or Other Covered Party; (ii) inducing the Government Official or Other Covered Party to do or omit to do an act in violation of a lawful duty; (iii) securing any improper advantage; or (iv) inducing the Government Official or Other Covered Party to influence the act or decision of a government or government instrumentality, in order to obtain or retain business, or direct business to, any person or entity, in any way related to this Agreement.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

For purposes of this Agreement:  (i) “Government Official” means any official, officer, employee or representative of:  (A) any federal, state, provincial, administrative division, county or municipal government or any department or agency thereof; (B) any public international organization or any department or agency thereof; or (C) any company or other entity owned or controlled by any government; and (ii) “Other Covered Party” means any political party or party official, or any candidate for political office.

(b) Anti-Corruption Compliance.

(i) In performing under this Agreement, both Parties and their respective Affiliates agree to comply with all applicable anti-corruption laws, including, without limitation:  the Foreign Corrupt Practices Act of 1977, as amended from time to time (“FCPA”); the anti-corruption laws of the Territory; and all laws enacted to implement the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.

(ii) Neither Party is aware of any Government Official or Other Covered Party having any financial interest in the subject matter of this Agreement or in any way personally benefiting, directly or indirectly, from this Agreement.

(iii) No political contributions or charitable donations shall be given, offered, promised or paid at the request of any Government Official or Other Covered Party that is in any way related to this Agreement or any related activity, without the other Party’s prior written approval.

(iv) In the event that a Party violates the FCPA, the anti-corruption laws of the Territory or any applicable anti-corruption law or breaches any provision in this Section, the other Party shall have the right to unilaterally terminate this Agreement pursuant to Section 14.02 (Termination for Breach).

Section 11.04 Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE INTELLECTUAL PROPERTY RIGHTS PROVIDED BY AKEBIA ARE PROVIDED “AS IS” AND WITHOUT WARRANTY.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH OF THE PARTIES EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY AND/OR ENFORCEABILITY OF THEIR RESPECTIVE INTELLECTUAL PROPERTY RIGHTS, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, ARISING FROM A COURSE OR DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO.

Section 11.05 Limitation of Liability.  NEITHER OF THE PARTIES SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OR DAMAGES FOR LOSS OF PROFIT OR LOST OPPORTUNITY IN CONNECTION WITH THIS AGREEMENT, ITS PERFORMANCE OR LACK OF PERFORMANCE HEREUNDER, OR ANY LICENSE

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

GRANTED HEREUNDER.  THE FOREGOING SHALL NOT LIMIT ANY INDEMNIFICATION OBLIGATIONS HEREUNDER.

Article XII.

CONFIDENTIALITY

Section 12.01 Generally.  During the Term of this Agreement and for a period of five (5) years following the early termination of this Agreement, each Party (a) shall maintain in confidence all Confidential Information of the other Party; (b) shall not use such Confidential Information for any purpose except in connection with the activities contemplated by this Agreement or in order to further the purpose of this Agreement; and (c) shall not disclose such Confidential Information to anyone other than those of its Affiliates, investors, prospective investors, lenders, prospective lenders, prospective acquirers, permitted sublicensees, prospective sublicensees, employees, consultants, financial or legal advisors, agents or subcontractors who are bound by written obligations of nondisclosure and non-use no less stringent than those set forth in this Article XII (Confidentiality) and to whom such disclosure is necessary in connection with such Party’s activities as contemplated in this Agreement or in connection with financing or acquisition activities.  Each Party shall ensure that such Party’s Affiliates, investors, prospective investors, lenders, prospective lenders, acquirors, prospective acquirors, permitted sublicensees, prospective sublicensees, employees, consultants, agents, consultants and subcontractors comply with these obligations.  Each Party shall notify the other Party promptly on discovery of any unauthorized use or disclosure of the other’s Confidential Information, including the other’s trade secrets or proprietary information.  Licensee acknowledges that all information related to Akebia’s and its Affiliates’ and sublicensees’ Development and Commercialization of the Licensed Product constitutes Confidential Information of Akebia.

Section 12.02 Exceptions.  The obligations of confidentiality, non-disclosure, and non-use set forth in Section 12.01 (Generally) shall not apply to the extent the receiving Party (the “Recipient”) can demonstrate that the disclosed information (a) was in the public domain at the time of disclosure to the Recipient by the other Party, or thereafter entered the public domain, in each case other than as a result of actions of the Recipient, its Affiliates, employees, licensees, agents or subcontractors, in breach of this Agreement; (b) was rightfully known by the Recipient or its Affiliates (as shown by its written records) prior to the date of disclosure to the Recipient by the other Party; (c) was received by the Recipient or its Affiliates on an unrestricted basis from a Third Party rightfully in possession of such information and not under a duty of confidentiality to the other Party; or (d) was independently developed by or for the Recipient or its Affiliates without reference to or reliance on the Confidential Information of the other Party (as demonstrated by written records).  Notwithstanding any other provision of this Agreement, Recipient’s disclosure of Confidential Information shall not be prohibited if such disclosure:  (i) is in response to a valid order of a court or other governmental body; or (ii) is otherwise required by applicable law or regulation or rules of a nationally recognized securities exchange.  Further notwithstanding any other provision of this Agreement, either Party may disclose the other Party’s Confidential Information to the extent necessary to exercise the rights granted to or retained by the Recipient under this Agreement, including but not limited in filing or prosecuting patent applications, prosecuting or defending litigation, responding to an investigation by a governmental authority, or otherwise establishing rights or enforcing obligations under this

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Agreement, making Regulatory Filings with respect to Licensed Product in their respective territories and fields of use, or conducting Development with respect to the Licensed Product.  If a Recipient is required to disclose Confidential Information pursuant to this Section 12.02 (Exceptions), prior to any disclosure the Recipient shall provide the other Party with prior written notice of such disclosure in order to permit the other Party to seek a protective order or other confidential treatment of such Confidential Information.

Section 12.03 Publicity.  The Parties recognize that each Party may from time to time desire to issue press releases and make other public statements or disclosures regarding the terms of this Agreement.  In such event, the Party desiring to issue a press release or make a public statement or disclosure shall provide the other Party with a copy of the proposed press release, statement or disclosure for review and approval as soon as practicable prior to publication, which advance approval shall not be unreasonably withheld, conditioned or delayed.  No other public statement or disclosure of, or concerning, the terms of this Agreement shall be made, either directly or indirectly, by either Party hereto, without first obtaining the written approval of the other Party.  Once any public statement or disclosure has been approved in accordance with this Section 12.03 (Publicity), then either Party may appropriately communicate information contained in such permitted statement or disclosure.  Notwithstanding the foregoing provisions of this Article XII (Confidentiality), a Party may (a) disclose the terms of this Agreement where required, as reasonably determined by the disclosing Party, by applicable law, regulation or legal process or by applicable stock exchange rule (with prompt notice of any such legally required disclosure to the other Party and to the extent practicable an opportunity to comment on such disclosure) and (b) disclose the terms of this Agreement under obligations of confidentiality to such Party’s Affiliates, investors, prospective investors, lenders, prospective lenders, acquirors, prospective acquirors, permitted sublicensees, prospective sublicensees, employees, consultants, agents and subcontractors in connection with such Party’s activities hereunder and in connection with such Party’s financing activities.

Section 12.04 Publications.  The JSC will coordinate the plans of the Parties regarding planned publication in the Territory of Clinical Data or other clinical or preclinical results relating to the Licensed Compound or Licensed Product into a single schedule (“Joint Publication Plan”) that will be shared with the Parties. With respect to publication in any academic journal, authorship of any publication shall be determined based on the accepted standards used in peer-reviewed, academic journals at the time of the proposed publication. Notwithstanding the forgoing, each Party recognizes the mutual interest in obtaining valid Patent protection and in protecting business interests and trade secret information.  Consequently, except for disclosures permitted pursuant to Section 12.02 (Exceptions), if either Party, its employees or consultants wishes to publish or present to any Third Party results of the Development work, or any research results, or any Clinical Data or other clinical information about a Licensed Compound, Licensed Product, Bundled Product, or Combination Product being Developed pursuant to this Agreement, it shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure as soon as practicable prior to submission for publication or presentation.  The reviewing Party shall notify the other Party promptly after of receipt of such proposed publication whether such draft publication contains (i) Confidential Information of the reviewing Party, or (ii) information that if published would have an adverse effect on a Patent.  The reviewing Party shall have the right to (a) propose modifications to the publication or presentation for Patent reasons, trade secret reasons, confidentiality reasons or

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

business reasons and/or (b) request a reasonable delay in publication or presentation in order to protect patentable information.  If the reviewing Party requests a delay to protect patentable information, the publishing Party shall delay submission or presentation for a period not to exceed [***] days to enable Patent applications protecting each Party’s rights in such information to be filed in accordance with the terms of this Agreement.  Upon expiration of such [***] days, the publishing Party shall be free to proceed with the publication or presentation.  If the reviewing Party reasonably requests modifications to the publication or presentation to prevent disclosure of material trade secret or proprietary business information, the publishing Party shall edit such publication to prevent the disclosure of such information prior to submission of the publication or presentation.

Section 12.05 Injunctive Relief.  Each Party acknowledges and agrees that there may be no adequate remedy at law for any breach of its obligations under this Article XII (Confidentiality), that any such breach may result in irreparable harm to such other Party and, therefore, that upon any such breach or any threat thereof, such other Party may seek appropriate equitable relief in addition to whatever remedies it might have at law, without the necessity of showing actual damages.

Article XIII.

INDEMNIFICATION

Section 13.01 Indemnification by Akebia.  Unless otherwise provided herein, Akebia shall indemnify, hold harmless and defend Licensee and its Affiliates, directors, officers, employees and agents (the “Licensee Indemnitees”) from and against any and all Third Party suits, claims, actions, demands, liabilities, expenses and/or losses (including reasonable attorneys’ fees, court costs, witness fees, damages, judgments, fines and amounts paid in settlement) (“Losses”) to the extent that such Losses arise out of (a) a breach of this Agreement by Akebia, (b) the Development, manufacture, distribution, storage, transportation, use, testing, promotion, marketing, sale or other disposition of a Licensed Product by or on behalf of Akebia or its sublicensees outside the Territory, or the conduct of the Global Phase 3 Program in the Territory or (c) the negligence or willful misconduct of any Akebia Indemnitee (as defined in Section 13.02 (Indemnification by Licensee)).  Notwithstanding the foregoing, Akebia shall not have any obligation to indemnify the Licensee Indemnitees to the extent that any Losses arise out of the negligence or willful misconduct of any Licensee Indemnitee or any breach of this Agreement by Licensee.

Section 13.02 Indemnification by Licensee.  Unless otherwise provided herein, Licensee shall indemnify, hold harmless and defend Akebia and any its Affiliates, directors, officers, employees and agents (the “Akebia Indemnitees”) from and against any and all Losses, to the extent that such Losses arise out of (a) a breach of this Agreement by Licensee, (b) the Development, manufacture, distribution, storage, transportation, use, testing, promotion, marketing, sale or other disposition of a Licensed Product by or on behalf of Licensee or its sublicensees inside the Territory or (c) the negligence or willful misconduct of any Licensee Indemnitee.  Notwithstanding the foregoing, Licensee shall not have any obligation to indemnify the Akebia Indemnitees to the extent that any Losses arise out of the negligence or willful misconduct of any Akebia Indemnitee or any breach of this Agreement by Akebia.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 13.03 Procedure.  In the event of a claim by a Third Party against a Party entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall notify the other Party (“Indemnifying Party”) within five (5) Business Days in writing of the claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defense of the claim and its settlement.  The Indemnified Party shall cooperate with the Indemnifying Party.  The Indemnified Party may, at its option and expense, be represented in any such action or proceeding by counsel of its choice.  The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent.  The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto, unless the Indemnified Party otherwise agrees in writing.

Section 13.04 Insurance.  Each Party shall, at its own expense, obtain and maintain insurance with respect to the Development and Commercialization of Licensed Compounds and Licensed Products under this Agreement in such amount and subject to such deductibles and other limitations as biopharmaceutical companies in the Territory customarily maintain with respect to the research, development, and commercialization of similar products.  Each Party shall provide a copy of such insurance policy to the other Party upon request.

Article XIV.

TERM AND TERMINATION

Section 14.01 Term.  The term of this Agreement shall begin on the Effective Date and, unless earlier terminated in accordance with the terms of this Article XIV (Term and Termination), will expire upon the expiration of the Royalty Term (the “Term”).  Upon the expiration of this Agreement in accordance with the preceding sentence, the licenses granted pursuant to Section 2.01 (Grant of License) shall become royalty-free, fully paid up licenses with no additional payments and no royalties due hereunder (other than amounts previously accrued prior to the expiration of the Royalty Term).  For clarity, no royalties shall be due under Section 8.04 (Royalties) of this Agreement following the expiration of the Royalty Term.  Notwithstanding the expiration of the Term, any and all supply agreements entered into by the Parties in accordance with Section 7.01 (Manufacture and Supply of Licensed Products) hereof shall continue in accordance with their terms.

Section 14.02 Termination for Breach.  Subject to the terms and conditions of this Section 14.02 (Termination for Breach), a Party (the “Non-Breaching Party”) shall have the right, in addition to any other rights and remedies, to terminate this Agreement in the event the other Party (the “Breaching Party”) is in material breach of its obligations under this Agreement.  The Non-Breaching Party shall first provide written notice to the Breaching Party, which notice shall identify with particularity the alleged breach.  With respect to material breaches of any payment provision hereunder, the Breaching Party shall have a period of [***] days after such written notice is provided to cure such breach.  With respect to all other breaches, the Breaching Party shall have a period of [***] days after such written notice is provided to cure such breach.  If such breach is not cured within the applicable period set forth above, the Non-Breaching Party shall have a period of [***] days to (i) enter into good faith discussions with the Breaching Party regarding potential alternatives to termination, and/or (ii)

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

terminate this Agreement upon written notice to the Breaching Party, unless the Breaching Party has commenced a cure and is diligently pursuing such cure at the end of such period, pursuant to an acceptable plan for such cure approved by the other Party, such approval not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, if a Party gives to the other Party a notice pursuant to this Section 14.02 (Termination for Breach) of a material breach by such other Party, and such other Party provides notice during the applicable cure period set forth above that such other Party disputes the basis for termination pursuant to this Section 14.02 (Termination for Breach), then this Agreement shall not terminate unless and until an arbitrator issues a final award pursuant to Section 15.02 (Arbitration) upholding such basis for termination provided that the resolution of such dispute is promptly commenced and diligently pursued by the non-terminating Party.  The waiver by either Party of any breach of any term or condition of this Agreement shall not be deemed a waiver as to any subsequent or similar breach.

Section 14.03 Termination for Convenience.  At any time after the second anniversary of the Effective Date, Licensee shall have the right to terminate this Agreement for convenience upon twelve (12) months prior written notice, which notice period may be shortened by Akebia in its sole discretion.

Section 14.04 Termination for Bankruptcy.  To the extent permitted under applicable laws, if at any time during the Term, an Event of Bankruptcy (as defined below) relating to either Party (the “Bankrupt Party”) occurs, the other Party (the “Other Party”) shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon sixty (60) days written notice to the Bankrupt Party.  It is agreed and understood that if the Other Party does not elect to terminate this Agreement upon the occurrence of an Event of Bankruptcy, except as may otherwise be agreed with the trustee or receiver appointed to manage the affairs of the Bankrupt Party, the Other Party shall continue to make all payments required of it under this Agreement as if the Event of Bankruptcy had not occurred, the Bankrupt Party shall not have the right to terminate any license granted herein.  The term “Event of Bankruptcy” means:  (i) filing in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Bankrupt Party or of its assets or (ii) being served with an involuntary petition against the Bankrupt Party, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof.  Without limitation, the Bankrupt Party’s rights under this Agreement shall include those rights afforded by 11 U.S.C. § 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) and any successor thereto.  If the bankruptcy trustee of a Bankrupt Party as a debtor or debtor-in-possession rejects this Agreement under 11 U.S.C. § 365(o) of the Bankruptcy Code, the Other Party may elect to retain its rights licensed from the Bankrupt Party hereunder (and any other supplementary agreements hereto) for the duration of this Agreement and avail itself of all rights and remedies to the full extent contemplated by this Agreement and 11 U.S.C. § 365(n) of the Bankruptcy Code, and any other relevant laws.

Section 14.05 Effect of Termination by Akebia.  In the event of any termination of this Agreement by Akebia pursuant to Section 14.02 (Termination for Breach), the following shall apply:

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(a) Licensee shall cease using the Akebia Technology and return all inventory of the Licensed Compound and Licensed Product to Akebia together with all copies of the Akebia Know-How and other Confidential Information in the possession or control of Licensee and its Affiliates and sublicensees;

(b) Akebia shall have, and Licensee hereby grants to Akebia with effect from the date of termination, a non-exclusive, fully paid‑up, worldwide right and license, with the right to grant sublicenses in multiple tiers, under all Improvements, Licensee Patents, Licensee Inventions and Licensee Technology originating during the Term to research, develop, make, have made, use, import, offer for sale, sell and otherwise exploit the Licensed Compound in the Field inside and outside the Territory, alone or as incorporated into a Licensed Product, only to the extent necessary or useful to research, develop, make, have made, use, import, offer for sale, sell and otherwise exploit the Licensed Compounds, Licensed Products, Combination Products or Bundled Products in the Field inside and outside the Territory; provided that such license shall exclude any Third-Party owned patents, inventions and technology unless Licensee has rights to grant a license to such intellectual property pursuant to the terms of the license from the Third Party.  If Licensee is unable to sub-license any patents, inventions or know-how owned by Third Parties to Akebia pursuant to this Section 14.05(b) without the consent of the Third Party, Licensee undertakes, on request from Akebia, to use its reasonable endeavors to procure such licenses on behalf of Akebia in as far as they are able to do so and Akebia will pay such fees and agree to be bound by the terms agreed between Akebia and the Third Party licensor;

(c) Licensee shall, at Akebia’s written request, promptly (and in any event within [***] days after Licensee’s receipt of such request): (1) assign and transfer to Akebia all of Licensee right, title, and interest in and to all Regulatory Filings, Regulatory Approvals, clinical trial agreements (to the extent assignable and not cancelled), confidentiality and other agreements and data relating to Development or Commercialization of Licensed Products, including data, materials, and Know-How relating to clinical trials, in each case to the extent in Licensee’s Control and to the extent related to the Licensed Product in the Territory; and (2) disclose to Akebia all documents, which are in Licensee’s Control or which it is able to obtain using reasonable efforts, embodying the foregoing; and

(d) the costs associated with the assignments set forth in Section 14.05(c) shall be borne by Licensee.

Section 14.06 Effect of Termination by Licensee.  In the event of any termination of this Agreement by Licensee pursuant to Section 14.02 (Termination for Breach), the Parties shall enter into good faith discussions regarding a royalty-bearing non-exclusive license from Licensee to Akebia, with the right to grant sublicenses, under all Improvements, Licensee Patents, Licensee Inventions and Licensee Technology to research, develop, make, have made, use, import, offer for sale, sell and otherwise exploit the Licensed Compound in the Field inside and outside the Territory, alone or as incorporated into a Licensed Product, only to the extent necessary or useful to research, develop, make, have made, use, import, offer for sale, sell and otherwise exploit the Licensed Compounds, Licensed Products, Combination Products or Bundled Products in the Field inside and outside the Territory. Section 14.05(a) and Section 14.05(c) shall apply, and the costs associated with the assignments set forth in Section 14.05(c) shall be borne by Akebia.  In the event of any termination of this Agreement by

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Licensee pursuant to Section 14.03 (Termination for Convenience), Section 14.05(a) through Section 14.05(d) shall apply.

Section 14.07 Survival; Accrued Rights.  The following articles and sections of this Agreement shall survive expiration or early termination for any reason: Article I (Definitions), Article VIII (Payments) (with respect to any payment obligations incurred prior to expiration or termination), Section 9.01 (Akebia Intellectual Property), Section 9.02 (Licensee Intellectual Property), Section 9.03 (Joint Technology and Improvements), Section 9.04 (Prosecution of Akebia Patents), Section 9.05 (Prosecution of Licensee Patents Covering Improvements), Section 9.06 (Prosecution of Joint Patents), Section 9.09 (Patent Term Extensions), Article XI (Representations, Warranties, and Covenants), Article XII (Confidentiality), Article XIII (Indemnification), Section 14.04 (Termination for Bankruptcy), Section 14.05 (Effect of Termination by Akebia), Section 14.06 (Effect of Termination by Licensee), Section 14.07 (Survival: Accrued Rights), Article XV (Dispute Resolution; Governing Law), and Article XVI (Miscellaneous).  In any event, expiration or termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such expiration or termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice either Party’s right to obtain performance of any obligation.

Article XV.

DISPUTE RESOLUTION; GOVERNING LAW

Section 15.01 Executive Officers; Disputes.  Each Party shall ensure that an executive officer is designated for such Party at all times during the Term of this Agreement for dispute resolution purposes, and shall promptly notify the other Party of any change in its designated executive officer. Unless otherwise set forth in this Agreement, in the event of a dispute arising under this Agreement between the Parties, the Parties shall refer such dispute to the respective executive officers, and such executive officers shall attempt in good faith to resolve such dispute. If the dispute is an Akebia Reserved Dispute, then the executive officer of Akebia shall have the final say on such dispute.  If the dispute is a Licensee Reserved Dispute, then the executive officer of Licensee shall have the final say on such dispute.

Section 15.02 Arbitration.  If the Parties are unable to resolve a given dispute, other than an Akebia Reserved Dispute or a Licensee Reserved Dispute, [***] days after referring such dispute to the executive officers pursuant to Section 15.01 (Executive Officers; Disputes), then either Party may have the given dispute settled by binding arbitration in the manner described below:

(a) Arbitration Request.  If a Party intends to begin an arbitration to resolve a dispute arising under this Agreement, such Party shall provide written notice (the “Arbitration Request”) to the other Party of such intention and the issues for resolution.  From the date of the Arbitration Request and until such time as the dispute has become finally settled, the running of the time periods as to which a Party must cure a breach of this Agreement becomes suspended as to the subject matter of the dispute.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(b) Additional Issues.  Within ten (10) days after the receipt of the Arbitration Request, the other Party may, by written notice, add additional issues for resolution.

(c) Arbitration Procedure.  Except as expressly provided herein, any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules, which rules are deemed to be incorporated by reference into this Section 15.02(c) (Arbitration).  There shall be one arbitrator, and such arbitrator will be chosen pursuant to the London Court of International Arbitration Rules.  The seat, or legal place, of arbitration shall be London, England, or such other venue as the Parties agree.  The language to be used in the arbitral proceedings shall be English.  Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect either Party’s name, proprietary information, trade secrets, know-how or any other proprietary right or otherwise to avoid irreparable harm.  If the issues in dispute involve scientific or technical matters, any arbitrator chosen hereunder shall have educational training and/or experience sufficient to demonstrate a reasonable level of knowledge in the field of biotechnology and pharmaceuticals.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

Section 15.03 Choice of Law.  This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, shall be construed under and governed by the laws of the State of New York, United States, exclusive of its conflicts of laws principles.  This Agreement has been prepared in the English language and the English language shall control its interpretation.  All consents, notices, reports and other written documents to be delivered or provided by a Party under this Agreement shall be in the English language, and in the event of any conflict between the provisions of any document and the English language translation thereof, the terms of the English language translation shall control.

Article XVI.

MISCELLANEOUS

Section 16.01 Assignment.  Either Party may assign this Agreement and the licenses herein granted (a) to any Affiliate of such Party without the prior written consent of the other Party, provided that such Party remains fully liable for the performance of such Party’s obligations hereunder by such Affiliate and such Party so informs the other Party of the assignment, (b) prior to [***], with the other Party’s prior written consent, (c) [***], with the other Party’s prior written consent unless such assignment is to any Third Party purchaser of all or substantially all of the assets or businesses to which this Agreement relates, in which case the assigning Party will provide prior written notice to the other Party and need not obtain the other Party’s consent.  Any other assignment of this Agreement by a Party requires the prior written consent of the other Party.  Any assignment in violation of this Section 16.01 (Assignment) shall be null and void.  This Agreement shall be binding on and shall inure to the benefit of the permitted successors and assigns of the Parties hereto.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 16.02 Standstill.  During the Term, Licensee shall not directly or indirectly, without the prior approval of the Board of Directors of Akebia, acquire common shares of Akebia in the public market or from other shareholders exceeding an aggregate total equity stake of [***] on a fully diluted as converted basis.

Section 16.03 Non-Competition.  During the Term of this Agreement, Licensee shall not [***] (“Competing Product”).  Competing Product shall not include (i) any product set forth in Exhibit B, the contents of which shall be agreed upon by the Parties within thirty (30) days after the Effective Date, or (ii) any product containing [***].  For the avoidance of doubt, this Section 16.03 (Non-Competition) shall not apply to Affiliates of Licensee [***].  Notwithstanding the foregoing, at any time during the Term, if Licensee wishes to promote or sell a Competing Product, Licensee may request Akebia’s consent to promote or sell said Competing Product.  Following the request by Licensee, the Parties shall enter into good faith discussions regarding such request.

Section 16.04 Additional Collaboration.  Within [***] after the Effective Date, the Parties will discuss the [***].

Section 16.05 Force Majeure.  If either Party shall be delayed, interrupted in or prevented from the performance of any obligation hereunder by reason of force majeure including an act of God, fire, flood, earthquake, war (declared or undeclared), public disaster, act of terrorism, strike or labor differences, such Party shall not be liable to the other therefor; and the time for performance of such obligation shall be extended for a period equal to the duration of the force majeure which occasioned the delay, interruption or prevention.  The Party invoking such force majeure rights of this Section 16.05 (Force Majeure) must notify the other Party by courier or overnight dispatch (e.g., Federal Express) within a period of thirty (30) days of both the first and last day of the force majeure unless the force majeure renders such notification impossible in which case notification will be made as soon as possible.  If the delay resulting from the force majeure exceeds [***].

Section 16.06 Entire Agreement.  This Agreement, together with Exhibit A and Exhibit B attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall not be modified, amended or terminated, except as herein provided or except by another agreement in writing executed by the Parties hereto.

Section 16.07 Severability.  If any provision of this Agreement is declared invalid by a court of last resort or by any court or other governmental body from the decision of which an appeal is not taken within the time provided by law, then and in such event, this Agreement will be deemed to have been terminated only as to the portion thereof that relates to the provision invalidated by that decision and only in the relevant jurisdiction, but this Agreement, in all other respects and all other jurisdictions, will remain in force; provided, however, that if the provision so invalidated is essential to the Agreement as a whole, then the Parties shall negotiate in good faith to amend the terms hereof as nearly as practical to carry out the original intent of the Parties, and, failing such amendment, either Party may submit the matter for resolution pursuant to Article XV (Dispute Resolution; Governing Law).

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 16.08 Notices.  Any notice or report required or permitted to be given under this Agreement shall be in writing and shall be mailed by internationally recognized express delivery service, or sent by facsimile and confirmed by mailing, as follows:

If to Akebia:

Akebia Therapeutics, Inc.

245 First Street, Suite 1100

Cambridge, MA 02142, U.S.A.

Attention:  Chief Executive Officer

Facsimile:

With a copy to (which shall not constitute notice for purposes of this Agreement):

Akebia Therapeutics, Inc.

245 First Street, Suite 1100

Cambridge, MA 02142

Attention:  General Counsel

Facsimile:

If to Licensee:

Mitsubishi Tanabe Pharma Corporation

17-10, Nihonbashi-Koamicho,

Chuo-ku, Tokyo 103-8405, Japan

Attention:  General Manager

Business Development Department

Facsimile:

With a copy to (which shall not constitute notice for purposes of this Agreement):

Mitsubishi Tanabe Pharma Corporation

3-2-10 Dosho-machi

Cho-ku, Osaka, Japan

Attention:  General Manager

Legal Affairs & Intellectual Property Department

Facsimile:

Section 16.09 Further Assurances.  The Parties agree to reasonably cooperate with each other in connection with any actions required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things (including working collaboratively to correct any clerical, typographical, or other similar errors in this Agreement), all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement.

Section 16.10 Agency.  Neither Party is, nor will be deemed to be an employee, agent or representative of the other Party for any purpose.  Each Party is an independent contractor, not an

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

employee or partner of the other Party.  Neither Party shall have the authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

Section 16.11 No Waiver.  Any omission or delay by either Party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof, by the other Party, shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement.  Any waiver by a Party of a particular breach or default by the other Party shall not operate or be construed as a waiver of any subsequent breach or default by the other Party.

Section 16.12 No Strict Construction.  This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party.

Section 16.13 Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

Section 16.14 Counterparts.  This Agreement may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives to be effective as of the Effective Date.

AKEBIA THERAPEUTICS, INC.

By:	/s/ John P. Butler	By:	/s/ Jason A. Amello

Name:	John P. Butler	Name:	Jason A. Amello

Title:	President & Chief Executive Officer	Title:	Senior Vice President, Chief Financial Officer & Treasurer

Mitsubishi Tanabe Pharma CorPORATION

By:	/s/ Masayuki Mitsuka

Name:	Masayuki Mitsuka

Title:	President & Representative Director Chief Executive Officer

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

Exhibit A

List of Akebia Patents

Patent/Patent Application No.	Country	Title	Filing Date and Grant/Issue Date
WO 2008002576	PCT	PROLYL HYDROXYLASE INHIBITORS AND METHODS OF USE	June 26, 2007
ID P0031690	Indonesia		September 7, 2012
IN 509/DELNP/2009	India		January 21, 2009
JP 5113838	Japan		October 19, 2012
KR 1130592	South Korea		December 28, 2011
PH 1-2009-500030	Philippines		June 27, 2013
SG 149144	Singapore		September 30, 2011

WO 2012170377	PCT	PROCESS FOR PREPARING [(3-HYDROXYPYRIDINE-2-CARBONYL)AMINO] ALKANOIC ACIDS, ESTERS AND AMIDES	June 5, 2012
IN 9697/CHENP/2013	India		pending
JP 2014-514536	Japan		pending
KR 2014-7000297	South Korea		pending

WO 2014200773	PCT	COMPOSITIONS AND METHODS FOR TREATING ANEMIA	June 4, 2014
TW 103120661	Taiwan		pending

WO 2015073779	PCT	SOLID FORMS OF {[5-(3-CHLOROPHENYL)-3-HYDROXYPYRIDINE-2-CARBONYL]AMINO}ACETIC ACID, COMPOSITIONS, AND USES THEREOF	November 14, 2014
TW 103139670	Taiwan		pending

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

Exhibit B

Products Not Considered Competing Products Pursuant to Section 16.03(i)

[To be agreed upon by the Parties]

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.